Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-230397

Prospectus Supplement

(To prospectus dated April 15, 2019)

SENMIAO TECHNOLOGY LIMITED

1,781,361 Shares of Common Stock

Series A Warrants to Purchase up to 1,336,021 Shares of Common Stock

Series B Warrants to Purchase up to 1,116,320 Shares of Common Stock

We are offering to certain accredited investors (the “Investors”) 1,781,361 shares (the “Shares”) of our common stock, par value $0.0001 per share (the “Common Stock”), for a purchase price equal to $3.38 per shares for gross proceeds to us of approximately $6,000,000 before expenses payable by us. The sales will be made in accordance with the Securities Purchase Agreement entered into between us and the Investors.

For no additional consideration, we are also offering to the Investors Series A warrants (the “Series A Warrants”) to purchase up to an aggregate of 1,336,021 shares of Common Stock (the “Series A Warrant Shares”). The Series A Warrant are exercisable immediately upon issuance, at an exercise price of $3.72 per share and will expire on the on the fourth (4th) anniversary of their issuance.

For nominal consideration, we are also offering to the Investors pre-funded Series B warrants (the “Series B Warrants,” and together with the Series A Warrants, the “Warrants”) to purchase an aggregate amount of shares ranging from 0 shares of Common Stock up to 1,116,320 shares (the “Series B Warrant Shares,” and together with the Series A Warrant Shares, the “Warrant Shares”) of Common Stock. The amount of Series B Warrant Shares, if any, will be determined based upon a certain formula set forth in the Series B Warrants on the fiftieth (50th) day after the closing of the offering. The Series B Warrants are exercisable upon the fiftieth (50th) day after the closing of the offering, at an exercise price of $3.72 per share and will expire on the on the first (1st) anniversary of their issuance.

The Warrants are not and will not be listed for trading on any national securities exchange. For a description of our Common Stock and Warrants, see the section entitled “Description of Securities We Are Offering” beginning on page S-20 of this prospectus supplement.

We will pay all of the expenses incident to the registration, offering and sale of the Shares and Warrants under this prospectus supplement and the accompanying base prospectus.

Our Common Stock is listed on The NASDAQ Capital Market (NASDAQ) under the symbol “AIHS.” On June 19, 2019, the last reported sales price of our Common Stock on NASDAQ was $2.62 per share.

As of June 19, 2019, the aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $67.98 million based on 25,945,255  outstanding shares of Common Stock, of which approximately 14,247,505  shares are held by non-affiliates, and a per share price of $2.62, based upon the closing sale price of our Common Stock on June 19, 2019. During the 12 calendar month period that ends on, and includes, the date of this prospectus supplement, we have not offered and sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

You should read carefully this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus before you invest. The Investors are deemed to be an “underwriter” for the offering within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended.

Delivery of the Shares and Warrants is expected to be made on or about June 20, 2019.

We have retained FT Global Capital, Inc. to act as our exclusive placement agent in connection with this offering to use its best efforts to solicit offers to purchase our Common Stock and warrants. The placement agent is not purchasing or selling any of our Common Stock or warrants offered pursuant to this prospectus supplement or the accompanying prospectus. We have agreed to pay the placement agent a commission of 8% and to reimburse the placement agent for certain expenses not to exceed $45,000. We will issue to the placement agent a warrant to purchase 8% of the Shares issued in this offering at an exercise price of $3.38 per share on substantially the same terms as the warrants sold in this offering, except that the placement agent warrants shall not be exercisable for a period of 180 days after the closing date of this offering. We have registered the placement agent warrant and the shares of Common Stock underlying such warrant pursuant to this prospectus supplement. For additional information about the compensation paid to the placement agent, see “Plan of Distribution” in this prospectus supplement.

Investing in our securities involves a high degree of risk. You should read this prospectus supplement and the information incorporated herein by reference carefully before you make your investment decision. See “Risk Factors” beginning on page S-9 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is June 20, 2019

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.

This prospectus supplement and any later prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information contained in this prospectus supplement and in any other prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any other prospective supplement for any sale of securities.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering. The second part, the accompanying prospectus, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying prospectus.

If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. This prospectus supplement, the accompanying prospectus, any related free-writing prospectus and the documents incorporated into each by reference include important information about us, the shares being offered and other information you should know before investing in our securities.

You should rely only on this prospectus supplement, the accompanying prospectus, any related free-writing prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. We have not authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free-writing prospectus is accurate as of any date other than as of the date of this prospectus supplement, the accompanying prospectus or any related free-writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations, and prospects may have changed since those dates.

Unless otherwise stated, all references to “us,” “our,” “AIHS,” “we,” the “Company” and similar designations refer to Senmiao Technology Limited. Our logo, trademarks and service marks are the property of Senmiao Technology Limited. Other trademarks or service marks appearing in this prospectus supplement are the property of their respective holders.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference herein may contain forward looking statements that involve risks and uncertainties.  All statements other than statements of historical fact contained in this prospectus supplement and the documents incorporated by reference herein, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus supplement and the documents incorporated by reference herein, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a highly regulated, very competitive, and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed (i) in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, (ii) in our Quarterly Reports on Form 10-Q for the periods ended June 30, 2018, September 30, 2018 and December 31, 2018, (iii) in this prospectus supplement, and in particular, the risks discussed below and under the heading “Risk Factors” and (iv) those discussed in other documents we file with the Securities and Exchange Commission (“SEC”). The following discussion should be read in conjunction with the consolidated financial statements for the fiscal years ended March 31, 2018 and 2017 and notes incorporated by reference herein. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus supplement. You are advised to consult any further disclosures we make on related subjects in our reports on Forms 10-Q, 8-K and 10-K filed with the SEC.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement.  This summary does not contain all the information that you should consider before investing in our Company.  You should carefully read the entire prospectus supplement, including all documents incorporated by reference herein. In particular, attention should be directed to our “Risk Factors,” “Information With Respect to the Company,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes thereto contained herein or otherwise incorporated by reference hereto, before making an investment decision.

Overview

We are an automobile transaction and financing service provider connecting auto dealers, financial institutions, and consumers, who are mostly existing and prospective drivers affiliated with Didi Chuxing Technology Co., Ltd. (“Didi”), the largest ride-hailing service platform in China (the “automobile transaction and financing service”). We also operate an online lending platform which facilitates loan transactions between Chinese investors and individual and small-to-medium-sized enterprise (“SME”) borrowers (the “online P2P lending”). Substantially all of our operations are conducted in the People’s Republic of China (“PRC” or “China”).

Automobile Transaction and Financing Business

Our automobile transaction and financing business is mainly comprised of (i) facilitation of automobile transaction and financing where we connect the prospective ride-hailing drivers to financial institutions to buy, or get financing on the purchase of, cars to be used to provide ride-hailing services (the “auto financing and transaction facilitation business”); (ii) automobile sales where we procure new cars from dealerships and sell them to our customers in the automobile financing facilitation business (the “auto sales business”); and (iii) automobile financing where we provide our customers with auto finance solutions through financing leases (the “auto financing business”). We started our facilitation services in November 2018 and the sale of automobiles in January 2019. As of March 31, 2019, we have facilitated financing for an aggregate of 311 automobiles with total value of approximately $4.1 million and have sold an aggregate of 212 automobiles with total value of approximately $1.8 million. Our automobile financing business did not commence until the end of March 2019 and has seen a slow growth to date. During the fiscal year ended March 31, 2019, our auto financing and transaction facilitation business and auto sales business accounted for 21.1% and 62.2% of our total revenue, respectively.

Auto Financing and Transaction Facilitation

Leveraging the growing popularity of ride-hailing services in China, we facilitate the auto financing transactions between the Didi drivers and financial institutions. Our services simplify the transaction process for both the Didi drivers and the financial institutions. Specifically, our facilitation services include purchase services and management and guarantee services.

Purchase services cover a wide range of services provided to Didi drivers during the process of an automobile financing transaction, including but not limited to, credit assessment, preparation of financing application materials, assistance with closing of financing transactions, license and plate registration, payment of taxes and fees, purchase of insurance, installment of GPS devices, ride-hailing driver qualification and other administrative procedures. Our service fees are based on the sales price of the automobiles and relevant services provided. Our service fees for automobiles purchase services ranged from $500 to $4,000 per vehicle.

The management and guarantee services are provided to Didi drivers after the delivery of the automobiles, covering (i) management services including, without limitation, ride-hailing driver training, assisting with purchase of insurances, insurance claims and after-sale automobile services, handling traffic violations and other consulting services; and (ii) guarantee services for the obligations of Didi drivers under the financing arrangement. Our management and guarantee fees are based on the costs of our services and the results of our preliminary credit assessment of the automobile purchasers. Our fees average approximately $1,100 per automobile for the affiliation period and are paid by the affiliated drivers on a monthly basis during the affiliation period. As at March 31, 2019, the maximum contingent liabilities we were exposed would be approximately $11.6 million if all the automobile purchasers defaulted.

Acquisition of Hunan Ruixi

Our auto financing and transaction facilitation business is conducted through Hunan Ruixi Financial Leasing Co., Ltd. (“Hunan Ruixi”) and Sichuan Jinkailong Automobile Leasing Co., Ltd. (“Jinkailong”), our variable interest entities. On November 21, 2018, we entered into an Investment and Equity Transfer Agreement (the “Investment Agreement”) with Hunan Ruixi and all the shareholders of Hunan Ruixi (“Hunan Ruixi Shareholders”), pursuant to which we acquired from the Hunan Ruixi Shareholders an aggregate of 60% of the equity interest of Hunan Ruixi for no consideration. We closed the acquisition on November 22, 2018 and had made cash contribution in the aggregate amount of $5,000,000 to Hunan Ruixi as of March 31, 2019 in accordance with the Investment Agreement.

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Hunan Ruixi also controls Jinkailong, an automobile transaction and financing services company in China, through its 35% equity interest and a voting agreement with Sichuan Jinkailong's other shareholders, as amended (the “Voting Agreement”). Pursuant to the Voting Agreement, all other Jinkailong’s shareholders have agreed, for a period of 20 years, to vote along with Hunan Ruixi on all the fundamental corporate actions in the event of a disagreement. Though not explicit in the share purchase agreements between Hunan Ruixi and Jinkailong, we may provide financial support to Jinkailong to meet its capital requirements. Based on the Voting Agreement and our plan to provide financial support to Jinkailong, we determined that we are the primary beneficiary of Jinkailong and therefore have consolidated Jinkailong’s financial statements into our financial statements.

Transaction Process

The following chart illustrates our typical process of auto financing facilitation.

Financing Partners

We have established collaboration with a number of financial institutions, including commercial banks, financial leasing companies as well as online peer-to-peer lending platforms, which finance the purchase of the automobiles by our automobile purchasers through financing leasing agreements or loan agreements (the “Financing Agreements”). Under our arrangements with financing partners, we will refer prospective drivers and are generally responsible for collecting information on such drivers, conducting credit assessment of them, registration of the cars as collateral with government and providing guarantee on the payments of the drivers. To secure the interests of the financing partners, each automobile is mortgaged in favor of the financing partner which is registered with relevant local government agencies.

We typically prepay the purchase price and expenses on behalf of the automobile purchasers when we provide purchase services and collect all the advance payment and relevant services fees from the proceeds disbursed by the financial institutions upon the closing of the financing and/or when the monthly installment payment made by automobile purchasers during the term of the Financing Agreements. We are required under our arrangements with the financing partners to make payments on behalf of the automobile purchasers in the event of default. As of March 31, 2019, the outstanding payments we made on behalf of defaulted purchasers were approximately $0.15 million. After we make payments, we will request the defaulted purchasers to pay us back. If we are unable to recover the payments within a certain period of time, we will start our collection process. See “Overview – Automobile Transaction and Financing Business – Risk Management – Post-Financing Services.”

During the fiscal year ended March 31, 2019, our top two financing partners were Sichuan Jinding Fortune Information Technology Co., Ltd. and Haitong Unitrust International Leasing Co., Ltd., which collectively financed an aggregate of 191 cars with a total value of approximately $1.9 million, representing approximately 83.9% of the transaction value financed by our financing partners as of March 31, 2019.

Partnership with Didi

To capitalize on the large and rapidly expanding fleet of Didi, we have established collaboration with Didi through both Hunan Ruixi and Jinkailong. Under Jinkailong’s consulting service agreement with Didi, Jinkailong provides vehicle leasing and financing, insurance facilitation, affiliated vehicle management, and other services for the fleet of Didi in Chengdu, Sichuan province. Hunan Ruixi also entered into cooperation agreements with Didi in December 2018, pursuant to which Hunan Ruixi will source automobiles for and provide automobile financing/leasing solutions to Didi drivers in Changsha city, Hunan province. Our relationship with Didi is crucial to our business as it enables us to attract more automobile purchasers who are interested in working as Didi drivers and becoming affiliated with us.

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Partnership with Feiniu

Jinkailong also entered into a business cooperation agreement with Sichuan Feiniu Automobile Transportation Co., Ltd. (“Feiniu”), a provider of intercity passenger transportation and freight logistics services and provider of consulting services to Didi’s drivers on intercity carpool business. Pursuant to the business cooperation agreement, Jinkailong agreed to provide automobile and driver sourcing services as Feiniu’s exclusive business partner for Feiniu’s intercity carpool business in Chengdu city, Sichuan province for a period of three years. In return, Feiniu agreed to pay Jinkailong 30% of the consulting service fee Feiniu receives under its agreement with Didi for the proportion of automobiles supplied by Jinkailong. In addition, Jinkailong agreed to refer no less than 30% of its customers to subscribe for Feiniu’s automobile management services, including automobile purchase, title registration, insurance purchase and financing.

Auto Transaction Facilitation Services

Through Hunan Ruixi and Jinkailong, we also facilitate automobile purchase transactions between dealers, our cooperative third party sales teams and the automobile purchasers, primarily Didi drivers. We provide sales venue and vehicle sourcing for the transactions. We charge third party sales teams and automobile purchasers a facilitation fee based on the type of vehicle and negotiation with each dealer, third party sales team and purchaser, generally no more than $2,200 per automobile from third party sales team and $3,500 from the purchaser.

We also provide a series of services for the purchasers throughout the automobile purchase transaction process, including registration of license plates and permits from the relevant government authorities, insurance facilitation and assistance with applications to financial institutions to finance the purchase. Our service fees are based on the total quoted price of the automobiles and relevant services provided, our expenses to fulfill these services and other factors of the automobiles. Our service fees ranged from approximately $500 to $4,000 per vehicle.

Automobile Sales

We are also engaged in the sales of automobiles through Hunan Ruixi. As we are targeting to sell cars to drivers of Didi, Hunan Ruixi procures new cars of model and specification acceptable to Didi. Hunan Ruixi typically sets up periodic procurement plans based on the estimated transaction volume of Jinkailong and buy in bulk to obtain better pricing. Hunan Ruixi will then mark up the price and sell the cars to the ride-hailing drivers who are typically customers in our auto financing facilitation services. All the new cars Ruixi procured are parked in our warehouses in Chengdu.

Substantially all of the cars are sold through a financing arrangement, under which we will receive a majority of the purchase price (ranging from approximately 69% to 100%) from the financing proceeds and the remainder from monthly installment payments of the Didi drivers.

Auto Financing

We began offering the auto financing services in March 2019. In our self-operated financing, we act as a lessor and a customer (Didi driver) acts as a lessee. We offer to the lessee a selection of automobiles that were purchased by us in advance. The lessee will choose the desirable automobile to be purchased and enter into a financing lease with us. During the term of the financing lease, the lessee will have use rights with respect to the automobile. We will obtain title to the automobile upfront and retain such title during the term of the financing lease, as lessor. At the end of the lease term, the lessee will pay a minimal price and obtain full title to the automobile after the financing lease is repaid in full. In connection with the financing lease, the lessee will enter into a service agreement with us. Pursuant to this service agreement, the lessee will pay us a service fee ranging from approximately $1,250 to approximately $3,500 for our services, which covers, among others, payment of purchase taxes and insurance, license and plate registration, and training of ride-hailing drivers.

As of the date of this prospectus, we have financed the purchase of 53 automobiles with an average financing amount per customer of approximately $19,000 and lease terms ranging from 36 to 48 months. The interest rates of our auto financing are fixed and range from 5.5% to 11.4% per annum. No down payment is required under our financing leases.

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Risk Management

The assessment of prospective Didi drivers is based on collective efforts and provides a comprehensive evaluation of the automobile buyers. In our auto financing facilitation business, assessment on a prospective buyer typically involves three parties: financial institutions, Didi and us. As financial institution makes the ultimate decision on the financing application and the financing terms and Didi determines the outcome of the driver qualification process, we do not maintain a credit grading system. We believe our manual review and verification process is sufficient for the requirements of our current operations.

We conduct an initial screening when we receive an application from the prospective Didi drivers based on credit reports from People’s Bank of China and third party credit rating companies, and personal information including residence, ethnicity group, driving history and involvement in legal proceeding. An initially qualified candidate must meet certain minimum criteria:

•	be 22-60 years old;
•	reside in the mainland of China;
•	have a driving history of at least three years;
•	not be subject to on-going legal proceedings or enforcement; and
•	not be listed on a national delinquent debtor’s list.
•	have a real willing to purchase automobile; if buy on behalf of someone else, need further materials and guarantee;
•	the value of purchased automobile matches the income of the candidate.

Additionally, we arrange a simple in-person interview with the applicant where we gather information on marital/family status, income, assets, borrowing history and default history, if any. This interview is typically conducted by our risk management staff who will verify the accuracy of information on the prospective driver by cross-checking information provided by the applicant with other sources. We will also assess the prospective driver’s potential repayment ability.

Applicants with any of the follow attributes will be rejected:

•	engaging in illegal or criminal activities;
•	involved in pornography, gambling, drug dealing and gangster activities and experiences;
•	engaging in usury lending; or
•	providing fraudulent information.

Once we have completed our risk assessments on the applicant, we recommend qualified applicants to the financial institution who proactively reviews and makes final credit decisions on the applications we recommend. Specifically, the financial institution is ultimately responsible for, reviewing applications and verifying applicants’ personal information collected by us through various procedures.

We also share the driver’s personal information with Didi, who requires all the drivers to be qualified under their own standard and conduct a background check on each driver applicant. A qualified driver must meet certain minimum criteria:

•	be 22 to 60 years old (male); 22 to 55 years old (female);
•	have a driving history of at least three years with driving license of C2 or above
•	must not commit the a hit-and-run;
•	have no record of dangerous driving, drug use, driving under alcoholic influence, and violence crime;
•	have no traffic violation of 12 demerit points or more in any year of the past three years;
•	have not had their tax driver’s license revoked in Chengdu within the past five years; and
•	have not been investigated or disciplined for unlawfully engaging in taxi services or other passenger transportation operations in Chengdu within the past five years.

Our assessment of prospective lessees in our auto financing business is substantially similar.

Post-Financing Services

Our post financing management department is in charge of monitoring and managing monthly payments by the drivers. We send text messages and make phone calls as reminders three business days prior to the due date. If a driver fails to pay on the due day, we will pay the financial institution on behalf of the defaulted driver but continue to contact the driver and request for payments. If the delinquency continues for more than 15 days, we then seek to repossess the car. Every car purchased through us has a GPS device installed, which helps us locate the car. After a car is repossessed, we store it in a warehouse and later dispose of the automobile in accordance with law and relevant financing documents. If we are unable to repossess collateral from a delinquent driver, we may commence a lawsuit against the driver.

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Customers

Over 95% of our customers are Didi drivers. Due to the complexity and difficulty of obtaining registration of various licenses required for driving a ride-hailing car, our customers choose to become affiliated with us who offer them a simplified and smooth process to become qualified. Our automobile purchasers, who are mostly Didi drivers, typically become affiliated with us through affiliation agreements pursuant to which we, as a qualified management company, provide them post-transaction management services during the affiliation period, which is usually the same as the term of the Financing Agreements.

We acquire customers for our automobile transaction and financing services through the network of third-party sales teams, referral from Didi and our own efforts including online advertising and billboard advertising. We also send out flyers and participate in trade shows to advertise our services. As of the date of this prospectus, we have serviced approximately 1,640 customers, including over 1,200 Didi drivers.

Seasonality

Due to our short operating history, we have not observed trends or patterns in revenues in our automobile transaction and financing business.

Research and Development

With an aim to standardize our transaction process and achieve higher operating efficiency, we are developing an integrated information system for our automobile transaction and finance business. The system will comprise modules for procurement, qualification assessment, delivery and post-transaction management which covers the whole transaction process. We have completed the development of certain functions such as information entry and delivery which are being tested by us. We expect to complete and launch the system by the end of 2019.

Competition

The automotive finance industry in China is large and evolving. According to Didi, there were approximately 300 automobile financing and leasing companies that have established business relationships with Didi within Chengdu, Sichuan, China as of June 2019. We face significant competition primarily from companies that operate in Chengdu, such as Chengdu Jingtengjian Business Consulting Co., Ltd., FAW Huidi Automotive Technology Co., Ltd. and Guobang (Chengdu) Financing and Leasing Co., Ltd. We may also in the future face competition from new entrants. We anticipate that more established companies, including technology companies that possess large, existing user bases, substantial financial resources and sophisticated technological capabilities may also enter the market in the future.

Employees

As of the date of this prospectus, we had a total of 110 full-time employees in our automobile transaction and financing business. The following table sets forth the breakdown of our employees by function:

Function	Number of Employees
Management	3
Risk Management	4
Operations	5
Marketing	52
Drivers & Automobile Management	24
Post Financing Management	5
Human Resources & Administration	9
Finance and Accounting	8
Total	110

All of our employees are based in Chengdu and Changsha, where our operations of automobile transaction and financing business are located.

We believe we offer our employees competitive compensation packages and a work environment that encourages initiative and is based on merit, and as a result, we have generally been able to attract and retain qualified personnel and maintain a stable core management team. We plan to hire additional employees as we expand our business.

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As required by PRC regulations, we participate in various government statutory employee benefit plans, including social insurance funds, namely a pension contribution plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan and a maternity insurance plan and a housing provident fund. We are required under PRC law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time. We have not made adequate employee benefit payments, and may be required to make up the contributions for these plans as well as to pay late fees and fines.

We enter into standard labor and confidentiality agreements with each of our employees. We believe that we maintain a good working relationship with our employees, and we have not experienced any major labor disputes.

Facilities

We currently maintain two offices for our automobile transaction and financing business. One office is located in Chengdu, comprising an aggregate of 1,803 square meters. We lease this office for a total monthly rent of approximately $10,735 under two lease agreements that expire in 2019 and 2021. The other office is located in Changsha city, Hunan province, comprising an aggregate of 625 square meters. We lease this office for a monthly rent of approximately $3,505 under a lease expiring in 2023.

We also lease three warehouses to park automobiles in Chengdu and Changsha. The monthly rent for these warehouses is approximately $1,800 in the aggregate.

Online P2P Lending Business

Through our platform, we offer quick and easy access to credit for borrowers and attractive investment returns for investors. In September 2016, we acquired our online lending platform which had been in operation for two years prior to the acquisition. Since the acquisition through March 31, 2019, we have facilitated loan transactions in an aggregate amount of over approximately $109 million. As of March 31, 2019, we had an aggregate of 42,903 registered users and a total of 3,247 investors and 2,695 borrowers had participated in loan transactions through our platform. We currently conduct our business operations exclusively in China, and all of our investors and borrowers are located in China.

Our online platform enables us to efficiently match borrowers with investors and execute loan transactions. We seek to address an unmet investor and borrower demand in China. While presently our borrowers are mainly from referrals from customers and business partners, our investors come from a variety of channels, including internet and our mobile applications, promotion and marketing events, as well as referrals from our business partners.

Our revenues from online lending services are primarily generated from fees charged for our services in matching investors with borrowers. We charge borrowers transaction fees for the work we perform through our platform and charge our investors service fees on their actual investment returns. The interest rates of the loans facilitated through our platform range from 7.68% to 10.80% per annum. The interest rates, transaction fees, service fees and other charges are all disclosed to the users of our platform.

Recent Regulatory Developments for Online Lending Platforms

In August 2018, the Office of the Leading Group for the Rectification and Inspection Acceptance of Risk of Peer-to-Peer Online Lending Intermediaries (the “Leading Group”) issued the Notice on Launching Compliance Inspection on Peer-to-Peer Online Lending Information Intermediaries (the “Inspection Notice”), and the Compliance Checklist for Online Lending Information Intermediaries as specified in the Inspection Notice (the “Checklist”). The Inspection Notice requires each online lending information intermediary to complete the following compliance inspections by the end of December 2018: self-inspection, inspection conducted by local and national internet finance association and verification conducted by the rectification office in charge of online lending.

We submitted our self-inspection report pursuant to the Inspection Notice on October 15, 2018. We had two on-site inspection from the Financial Office of the High and New Tech District of Chengdu on November 19, 2018 and from the Financial Bureaus of Chengdu City and Sichuan Province on December 13, 2018, respectively. These inspections were satisfactory to the relevant authorities and we did not receive any official regulatory letter requiring rectification of our business. However, we may be required to make rectifications throughout the subsequent inspection process. There can be no assurance that our company ultimately will be successful in passing the inspections by the competent authority. Furthermore, we cannot assure you when we will be able to submit our filing application, and once submitted, whether such application will be accepted by the local financial regulatory authorities or any other competent regulatory authorities as relevant laws and regulations continue to develop and evolve. The delay in completing such record filing has had, and may continue to have, adverse impacts on our business growth. If we fail to complete such compliance inspections or record-filing, we will not be able to obtain the relevant telecommunication service license, in which event we may be forced to terminate our online lending information intermediary business.

In January 2019, relevant PRC governmental authorities issued Circular on the Classification and Disposal of Risks of Online Lending Institutions and Risk Prevention (“Circular 175”). According to Circular 175, except for large-scale peer-to-peer direct lending marketplaces that are strictly in compliance with all relevant laws and regulations and have not demonstrated any high-risk characteristics, which are generally referred to as Normal Marketplaces, other marketplaces, including shell companies with no substantive operation, small-scale marketplaces, marketplaces with high risks and marketplaces that are unable to repay investors or otherwise unable to operate their businesses, shall exit the peer-to-peer lending industry or cease operation. Normal Marketplaces shall cease operating those businesses that are not in compliance with laws and regulations. Circular 175 also encourages certain Normal Marketplaces to convert into other types of online financing institutions such as online small loan companies or loan facilitation platforms. Circular 175 provides that “small-scale marketplace” shall be determined by each province taking into consideration a marketplace’s outstanding loan balance, number of lenders and other factors. There is no guidance on the definition of “small-scale marketplaces” in Sichuan province as of the date of this prospectus . If we are considered a small-scale marketplace under Circular 175 as determined by Sichuan province, we may have to cease our online lending services or convert into other types of online financing institutions.

Corporate Information

Our principal executive offices are located 16F, Shihao Square, Middle Jiannan Blvd, High-Tech Zone, Chengdu, Sichuan, China, our telephone number is +86 28 61554399, and our Internet website address is http://www.senmiaotech.com. The information on our website is not a part of, or incorporated in, this prospectus supplement.

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THE OFFERING

The following summary contains basic information about the offering and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the securities we are offering, you should read the section entitled “Description of Securities We Are Offering.”

Common stock we are offering	1,781,361 shares.

Offering price of common stock	$3.38 per share (the “Share Purchase Price”).

Series A Warrants being offered by us	We are also offering for no additional consideration, Series A warrants (the “Series A Warrants”) to purchase up to an aggregate of 1,336,021 shares of Common Stock (the “Series A Warrant Shares”). The Series A Warrants are exercisable immediately upon issuance, at an exercise price of $3.72 per share (the “Series A Exercise Price”) and will expire on the on the fourth (4th) anniversary of their issuance. On the six (6)-month anniversary of the issuance date of the Series A Warrants, if the average Volume Weighted Average Price (“VWAP”) during the ten (10) trading days prior to such anniversary (“New Exercise Price”) is less than the Series A Exercise Price, then the Series A Exercise Price shall have one-time price adjustment equal to the New Exercise Price; provided, however, in no event, shall the New Exercise Price be less than $1.50 per share.

Series B Warrants being offered by us	We are also offering for nominal consideration, pre-funded Series B warrants (the “Series B Warrants,” and together with the Series A Warrants, the “Warrants”) to purchase an aggregate amount of shares ranging from 0 shares of Common Stock up to 1,116,320 shares (the “Series B Warrant Shares,” and together with the Series A Warrant Shares, the “Warrant Shares”) of Common Stock. The amount of Series B Warrant Shares, if any, are determined based upon a certain formula set forth in the Series B Warrants on the fiftieth (50th) day after the closing of the offering. The Series B Warrants are exercisable upon the fiftieth (50th) day after the closing of the offering, at an exercise price of $3.72 per share and will expire on the on the first (1st) anniversary of their issuance.

Common stock to be outstanding immediately after this offering (including the maximum amount of Warrant Shares)	30,178,957 shares of Common Stock (assuming the maximum number of Warrant Shares are issued).

Use of proceeds	The Company intends to use the proceeds for general corporate purposes, including automobile purchases, the costs of providing leasing and other automobile transaction services, including financial leasing, costs of developing other types of financing businesses, investments in other entities, costs of technology development, costs of new hires, capital expenditures, working capital and the costs of operating as a public company. Notwithstanding the foregoing, the Company shall deposit or cause the Investors to deposit at least $500,000 of the proceeds into an account at a bank in the United States, which proceeds (x) may solely be used to satisfy any reasonable legal, audit, accounting and other professional fees and expenses of the Company and (y) shall not be transferred or used for any other purposes without the prior written consent of certain Investors. See “Use of Proceeds”.

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Risk factors	Your investment in our securities involves substantial risks. You should consider the “Risk Factors” and the “Note Regarding Forward-Looking Statements” included and incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference from our filings with the SEC

NASDAQ ticker symbol	Our Common Stock is listed on The NASDAQ Capital Market under the symbol “AIHS.” The Warrants will not be listed for trading on any national securities exchange.

The number of shares of Common Stock shown above to be outstanding after this offering is based on the 25,945,255 shares outstanding as of June 19, 2019 and excludes as of such date:

•	272,085 shares of our Common Stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $4.80 per share.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risk factors we describe in this prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you or in any report incorporated by reference into this prospectus supplement, including our Annual Report on Form 10-K for the year ended March 31, 2018, or any Annual Report on Form 10-K or Quarterly Report on Form 10-Q that is incorporated by reference into this prospectus supplement after the date of this prospectus supplement. Although we discuss key risks in those risk factor descriptions, additional risks not currently known to us or that we currently deem immaterial also may impair our business. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

Risks Related to This Offering

Management will have broad discretion as to the use of the net proceeds from this offering, and we may not use these proceeds effectively.

We intend to use the net proceeds from this offering for general corporate purposes, including automobile purchases, the costs of providing leasing and other automobile transaction services, including financial leasing, costs of developing other types of financing businesses, investments in other entities, costs of technology development, costs of new hires, capital expenditures, working capital and the costs of operating as a public company.  Notwithstanding the foregoing, the Company shall deposit or cause the investors to deposit at least $500,000 of the proceeds into an account at a bank in the United States, which proceeds (x) may solely be used to satisfy any reasonable legal, audit, accounting and other professional fees and expenses of the Company and (y) shall not be transferred or used for any other purposes without the prior written consent of certain Investors.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our common stock to decline.

We do not anticipate declaring any cash dividends on our common stock which may adversely impact the market price of our stock.

During the last four years, we have not declared or paid cash dividends on our common stock and do not plan to pay any cash dividends in the near future. Investors must look solely to the potential for appreciation in the market price of the shares of our common stock to obtain a return on their investment.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a significant number of shares of our common stock in the public markets, or the perception that such sales could occur could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our common stock.

The exercise of outstanding warrants to acquire shares of our common stock would cause additional dilution, which could cause the price of our common stock to decline.

In the past, we have issued options and warrants to acquire shares of our common stock. As of the date hereof, there were 272,085 shares of common stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $4.80  per share, and we may issue additional options, warrants and other types of equity in the future as part of stock-based compensation, capital raising transactions or other strategic transactions. To the extent these options and warrants are ultimately exercised, existing holders of our common stock would experience dilution which may cause the price of our common stock to decline.

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Holders of the pre-funded Series B Warrants purchased in this offering will have no rights as holders of common stock until such holders exercise their pre-funded Series B Warrants and acquire our common stock, except as set forth in the pre-funded Series B Warrants.

Until holders of pre-funded Series B Warrants acquire shares of our common stock upon exercise of the pre-funded Series B Warrants, holders of pre-funded Series B Warrants will have no rights with respect to the shares of our common stock underlying such pre-funded warrants, except as set forth in the pre-funded Series B Warrants. Upon exercise of the pre-funded warrants, the holders will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the exercise date.

There is no public market for the pre-funded Series B Warrants being offered in this offering.

There is no established public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded Series B warrants on any securities exchange or nationally recognized trading system, including NASDAQ. Without an active market, the liquidity of the pre-funded Series B Warrants will be limited.

Risks Related to Our Automobile Transaction and Financing Services

The business, financial condition and operating results of our automobile transaction and financing business can be affected by a number of factors, whether currently known or unknown, including but not limited to those described below, any one or more of which could, directly or indirectly, cause our actual financial condition and operating results to vary materially from past, or from anticipated future, financial condition and operating results. Any of these factors, in whole or in part, could materially and adversely affect our business, financial condition, operating results and stock price.

We face intense competition, which may lead to loss of market share, reduced service fees and revenue, increased expenses, departures of qualified employees, and disputes with competitors.

We face intense competition in the automobile transaction and financing industry. Our competitors may have significantly more resources than we do, including financial, technological, marketing and others and may be able to devote greater resources to the development and promotion of their services. As a result, they may have deeper relationships with automobile dealers, automobile financing partners and other third-party service providers than we do. This could allow them to develop new services, adapt more quickly to changes in technology and to undertake more extensive marketing campaigns, which may render our services less attractive to consumers and cause us to lose market share. Moreover, intense competition in the markets we operate in may reduce our service fees and revenue, increase our operating expenses and capital expenditures, and lead to departures of our qualified employees. We may also be harmed by negative publicity instigated by our competitors, regardless of its validity. We may in the future continue to encounter disputes with our competitors, including lawsuits involving claims asserted under unfair competition laws and defamation which may adversely affect our business and reputation. Failure to compete with current and potential competitors could materially harm our business, financial condition and our results of operations.

Our relationship with Didi, a leading Chinese ride-hailing service platform, third party sales teams and financing partners is crucial to our ability to grow our business, results of operations and financial condition.

Our strategic relationship with Didi, a leading ride-hailing service platform in China, is crucial to our business as most of the cars we provide services to are used as ride-hailing vehicles for Didi. Our cooperative arrangement with Didi is on a non-exclusive basis, and Didi may have cooperative arrangements with our competitors. If our collaboration with Didi was terminated, we may not be able to maintain our existing customers or attract new customers who are and will be Didi drivers, which could materially and adversely affect our business and impede our ability to continue our operations.

We also cooperate with third party sales teams, automobile dealers and financial institutions and others to provide automobile transaction and financing services. Our ability to acquire consumers depends on our own marketing efforts through online advertising and billboard advertising, as well as the network of different third party sales teams. Our ability to attract and maintain customers also depends on whether our financing partners provide timely and sufficient funding to automobile purchase. We intend to strengthen relationships with existing financing partners and develop new relationships for our automobile transaction and financing business. If we are not able to attract or retain cooperative third party sales teams or financing partners as new business partners on acceptable terms, our business growth will be hindered and our results of operations and financial condition will suffer.

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We rely on a limited number of third-party financing partners to fund automobile purchases, and our inability to maintain sufficient access to funding would materially and adversely affect our liquidity, business, results of operations and financial condition.

We partner with financing institutions and refer our customers to finance their purchase of automobiles. From our acquisition of Hunan Ruixi to March 31, 2019, the amount of automobile purchase we facilitated was approximately $4.2 million, approximately 62% of which has been funded by third-party financial institutions. As of March 31, 2019, two financing partners collectively financed purchases of approximately $1.9 million in the aggregate, representing approximately 84.5% of the transaction value financed by all financing partners.

Because we rely on a limited number of financing partners and there is no commitment on the amount of automobile purchase our financing partners will fund through us, as the demand for financing for automobile purchase increases, there can be no assurance that our current third-party financing partners can meet the funding needs of the automobile sales we facilitated, or we can find additional financing partners, or our cooperation with new financing partners will meet our expectations. The availability of funding from financial institutions depends on many factors, some of which are out of our control. We have, in the past, terminated our collaboration with certain third-party financing partners and may in the future take similar measures. If we terminate our collaboration with the financing partners, we may be unable to find substitutes on commercially reasonable terms, or at all. As a result, we would experience a material adverse effect on our business and results of operations. We and our financing partners may not be able to arrange alternative funding source in time and our capital and liquidity would be strained, which would be materially and adversely affect our business, results of operations and financial condition.

Our success depends on our ability to attract prospective automobile purchasers.

The growth of our automobile transaction and financing services business depends on our ability to attract prospective automobile purchasers. In order to expand our base of automobile purchasers, we must continue to invest significant resources in the development of new solutions and services and build our relationships with financial institutions, dealers and other participants. Our ability to successfully launch, operate and expand our solutions and services and to improve user experience to attract prospective automobile purchasers depends on many factors, including our ability to anticipate and effectively respond to changing interests and preferences of automobile purchasers, anticipate and respond to changes in the competitive landscape, and develop and offer solutions and services that address the needs of automobile purchasers. If our efforts in these regards are unsuccessful, our base of automobile purchasers, and the amount of financing and other transactions we facilitate to them, may not increase at the rate we anticipate, and it may even decrease. As a result, our business, prospects, financial condition and results of operations may be materially and adversely affected.

In addition, in order to attract prospective automobile purchasers, we must also devote significant resources to enhancing the experience of automobile purchasers, in particular the ride-hailing drivers, on an ongoing basis. We must continually enhance our speed for processing the automobile purchase and financing transactions. If we fail to provide superior customer service or address complaints of automobile purchasers in a timely manner, we may fail to attract prospective automobile purchasers as to our solutions and services, the number of transactions we facilitate may decline.

In the meantime, we also seek to maintain our relationships with existing automobile purchasers and cross-sell new solutions and services. However, there can be no assurance that we will be able to maintain or deepen such relationships.

Our limited operating history in certain of our services and the rapid evolution of our business model make it difficult for investors to evaluate our business and prospects.

The ride-hailing and automobile financing markets, in the PRC are relatively new and at an early stage of development. While they have undergone significant growth in the past few years, there is no assurance that it can continue to grow as rapidly. As part of our business, we offer automobile facilitation and purchase services, management, guarantee and other services over the affiliation period to automobile purchasers and third party sales teams. Jinkailong, began its automobile transaction and financing operations in January 2018, and we only acquired this business segment in November 2018; thus, we have a limited operating history and may have insufficient experience to address the risks to which companies operating in new or rapidly evolving markets may be exposed. We may also launch new products and services from time to time. Our limited operating history in some of our services and the rapid evolution of our business model mean that the early growth we have experienced in our automobile transaction and financing operations segment is not necessarily indicative of our future performance. We cannot assure you that our new service offerings will achieve the expected results or we will be able to achieve similar results or grow at the same rate as we did in the past. As our business and the automobile leasing and financing industry in China continue to develop, we may adjust our service offerings or modify our business model.

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Our customers’ failure to fully comply with PRC taxi-related laws may expose us to potential penalties and negatively affect our operations.

According to the guidelines issued by the Municipal Communications Commission of Chengdu in November 2016, online reservation taxi operating license, automobile certificate and online reservation taxi driver’s license are required to operate the online ride-hailing business. Approximately 10% of the automobiles used for online ride-hailing which we provide management services to do not have the automobile certificates and approximately 79% of our ride-hailing drivers have not obtained the online reservation taxi driver’s licenses. We are in the process of assisting the drivers to obtain the required certificate and license. However, there is no guarantee that all of the drivers affiliated without us would be able to obtain all the certificate and license. Our ability and method to provide the automobile transaction related services might be affected or restricted. Our business and results of operations will be materially affected if our affiliated drivers are suspended from providing ride-hailing services or imposed substantial fines.

We advance payments for over 90% of the automobile purchases for our customers and we can provide no assurances that our current financial resources will be adequate to support this operation.

We prepay all the purchase price and expenses on behalf of the automobile purchasers when we provide purchase services and collect all the advance payment and relevant services fees from the proceeds disbursed by the financial institutions upon the closing of the financing and/or when the monthly installment payment made by automobile purchasers during the lease term. As of March 31, 2019, we had advanced payments of approximately $2.6 million (RMB17.2 million) for the automobile purchases. We fund those advance payments by proceeds of our initial public offering and loans from financial institutions.

Our liquidity may be negatively impacted as a result of the increases of advance payments for automobile purchases in addition to general economic and industry factors. We anticipate that, to the extent that we require additional liquidity, it will be funded through the incurrence of other indebtedness, additional equity financings or a combination of these potential sources of liquidity. If we raise additional funds by issuing equity securities or convertible debt, our shareholders will experience dilution. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. The covenants under future credit facilities may limit our ability to obtain additional debt financing. We cannot be certain that additional funding will be available on acceptable terms, or at all. Any failure to raise capital in the future could have a negative impact on our financial condition and our ability to pursue our business strategies.

Our failure to raise additional capital and in sufficient amounts may significantly impact our ability to maintain and expand our business.

We may need additional capital to pursue business objectives and respond to business opportunities, challenges or unforeseen circumstances, and financing may not be available on terms acceptable to us, or at all.

Since inception, Jinkailong has borrowed from third parties and related parties to support the growth of its business. As we intend to continue to make investments to support the growth of our automobile business, we may require additional capital to pursue our business objectives and respond to business opportunities, challenges or unforeseen circumstances, including developing new solutions and services, increasing the amount of financing transactions we facilitate, further enhance our risk management capabilities, increasing our sales and marketing expenditures to improve brand awareness and engage automobile purchasers through expanded online channels, enhancing our operating infrastructure and acquiring complementary businesses and technologies. We plan to expand our automobile transaction and financing services, and we may need to make additional capital contribution as a result. Accordingly, we may need to engage in equity or debt financings to secure additional funds. However, additional funds may not be available when we need them, on terms that are acceptable to us, or at all. Repayment of the debts may divert a substantial portion of cash flow to repay principal and service interest on such debt, which would reduce the funds available for expenses, capital expenditures, acquisitions and other general corporate purposes; and we may suffer default and foreclosure on our assets if our operating cash flow is insufficient to service debt obligations, which could in turn result in acceleration of obligations to repay the indebtedness and limit our sources of financing.

Volatility in the credit markets may also have an adverse effect on our ability to obtain debt financing. If we raise additional funds through further issuances of equity or convertible debt securities, our existing shareholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to pursue our business objectives and to respond to business opportunities, challenges or unforeseen circumstances could be significantly limited, and our business, financial condition, results of operations and prospects could be adversely affected.

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Our automobile financing facilitation services may subject us to regulatory and reputational risks, each of which may have a material adverse effect on our business, results of operations and financial condition.

We provide automobile financing facilitation services to finance consumers’ car purchases. The PRC laws and regulations concerning financial services are evolving and the PRC government authorities may promulgate new laws and regulations in the future. We cannot assure you that our practices would not be deemed to violate any PRC laws or regulations either now or in the future. The financing products of our financial partners referred by us may be deemed to exceed the stipulated cap on the financing amount relative to the car purchase price, in which case we may be required to make adjustments to our cooperation arrangements or cease to cooperate with these financing partners. If we are required to make adjustments to our automobile financing facilitation referral business model or withdraw, discontinue or change some of our automobile financing facilitation referral services, our business, financial condition and results of operations would be materially and adversely affected. In addition, if the financing products referred by us and our cooperation with financing partners were to be deemed as in violation of applicable PRC laws or regulations, our reputation would suffer.

Moreover, developments in the financial service industry may lead to changes in PRC laws, regulations and policies or in the interpretation and application of existing laws, regulations and policies, which may limit or restrict consumer financing or related facilitation services like those we offer. We may, from time to time, be required to adjust our arrangement with third-party financing partners, which could materially and adversely affect our business, results of operations and financial condition. Furthermore, we cannot rule out the possibility that the PRC government will institute a new licensing regime covering services we provide in the future. If such a licensing regime were introduced, we cannot assure you that we would be able to obtain any newly required license in a timely manner, or at all, which could materially and adversely affect our business and impede our ability to continue our operations.

We are exposed to credit risk in our auto financing and transaction facilitation and auto financing businesses. Our current risk management system may not be able to accurately assess and mitigate all risks to which we are exposed, including credit risk.

We are exposed to credit risk as we provide automobile financing to automobile purchasers and are required to provide guarantees to certain our financing partners on the financing for automobile purchases facilitated by us. As at March 31, 2019, the maximum contingent liabilities the Company exposed to would be approximately $11.5 million if all the automobile purchasers defaulted. Customers may default on their lease/loan payments for a number of reasons including those outside of their or our control. The credit risk may be exacerbated in automobile financing due to the relatively limited credit history and other available information of many consumers in China.

If we are unable to repossess the car collateral for delinquent financing payments of the automobile purchasers referred by us or do so in a cost-effective manner or if our ability to collect delinquent financing payments is impaired, our business and results of operations would be materially and adversely affected. We may also be subject to risks relating to third-party debt collection service providers who we engage for the recovery and collection of loans.

Under most of the financial leases/loan agreements between the automobile purchasers and third-party financing partners, we guarantee the lease/loan payments including principal and the accrued and unpaid interest for the automobile purchase funded by these financing partners. Therefore, failure to collect lease/loan payments or to repossess the collateral may have a material adverse effect on our business operations and financial positions. Although the lease/loan payments are secured by the cars, we may not be able to repossess the car collateral when our customers default. Our measures to track the cars include installing GPS trackers on cars. We cannot assure you that we will be able to successfully locate and recover the car collateral. We have in the past failed to repossess one car as the GPS trackers failed to function properly or had been disabled, and we cannot assure you that this incident will not happen again the future. We also cannot assure you that there will not be regulatory changes that prohibit the installation of GPS trackers, or the realized value of the repossessed cars will be sufficient to cover our customers' payment obligations. If we cannot repossess some of these cars or the residual values of the repossessed cars are lower than we expected and not sufficient to cover the automobile purchaser' payment obligation, our business, results of operations and financial condition may be materially and adversely affected.

Moreover, the current regulatory regime for debt collection in the PRC remains unclear. We aim to ensure our collection efforts carried out by our asset management department comply with the relevant laws and regulations in the PRC. However, if our collection methods are viewed by the automobile purchasers or regulatory authorities as harassments, threats or other illegal means, we may be subject to risks relating to our collection practice, including lawsuits initiated by the borrowers or prohibition from using certain collection methods by the regulatory authorities. Any perception that our collection practices are aggressive and not compliant with the relevant laws and regulations in the PRC may result in harm to our reputation and business, decrease in the willingness of prospective customers to apply for and utilize our service, or fines and penalties imposed by the relevant regulatory authorities, any of which may have a material adverse effect on our business, financial condition and results of operations.

We may not be able to enforce our rights against automobile purchaser.

We offer automobile purchaser various value-added services associated with purchasing a car with financing. Such services includes, among others, credit assessment, preparation of financing application materials, assistance with closing of financing transactions, license and plate registration, payment of taxes and fees, purchase of insurance, installment of GPS devices, ride-hailing driver qualification and other administrative procedures. We charge automobile purchaser fees for such services, but we do not enter into agreements with such automobile purchaser regarding the provision and payment of the purchase services. In the event a legal dispute arises between the purchaser and us, we may not be able to enforce our rights against the purchaser, which may materially and adversely affect our business, results of operation and financial condition.

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We are required to obtain certain licenses and permits for our business operations, and we may not be able to obtain or maintain such licenses or permits.

We may be deemed to operate financing guarantee business by the PRC regulatory authorities. Under certain arrangements in our services, we provide guarantees to our customers who apply for financing with certain of our financing partners. In August, 2017, the PRC State Council promulgated the Regulations on the Administration of Financing Guarantee Companies (the “Financing Guarantee Rules”), which became effective on October 1, 2017. Pursuant to the Financing Guarantee Rules, “financing guarantee” refers to the activities in which guarantors provide guarantee to the guaranteed parties as to loans, bonds or other types of debt financing, and “financing guarantee companies” refer to companies legally established and operating financing guarantee business. According to the Financing Guarantee Rules, the establishment of financing guarantee companies are subject to the approval by the relevant governmental authority, and unless otherwise stipulated, no entity may operate financing guarantee business without such approval.

We do not believe that the Financing Guarantee Rules apply to our car financing facilitation business as we provide guarantees to our financing partners in connection with the financing of the purchase of automobiles and such guarantees are not provided independently as our principal business. However, due to the lack of further interpretations, the exact definition and scope of “operating financing guarantee business” under the Financing Guarantee Rules is unclear. It is uncertain whether we would be deemed to operate financing guarantee business in violation of relevant PRC laws or regulations because of our current arrangements with certain financial institutions. If the relevant regulatory authorities determine that we are operating financing guarantee business, we may be required to obtain approval or license for financing guarantee business to continue our collaboration arrangement with certain financial institutions. If we are no longer able to maintain our current arrangement with these financial institutions, or become subject to penalties, our business, financial condition, results of operations and prospects could be materially and adversely affected.

In addition, considerable uncertainties exist regarding the interpretation and implementation of existing and future PRC laws and regulations governing our business activities. If we fail to complete, obtain or maintain any of the required licenses or approvals or make the necessary filings, we may be subject to various penalties, such as confiscation of the illegal gains, imposition of fines and discontinuation or restriction of our operations. Any such penalties may disrupt our business operations and materially and adversely affect our business, financial condition and results of operations.

Our failure to sell cars that we purchased from dealers may have a material and adverse effect on our business, financial condition and results of operations.

In January 2019, we started to purchase automobiles from automotive dealers for sales. We primarily purchase automobile models that are reliable, affordable and based on the preference of Didi, feedback from and market analysis as to perception and demand for such models, and that will appeal to car buyers in lower-tier cities. We price automobiles based on our automotive transaction data associated with providing automotive transaction services. We have limited experience in the purchase of automobiles for sale to purchasers, and there is no assurance that we will be able to do so effectively. Demand for the type of automobiles that we purchase can change significantly between the time the automobiles are purchased and the date of sale. Demand may be affected by new automobile launches, changes in the pricing of such automobiles, defects, changes in consumer preference and other factors, and dealers may not purchase them in the quantities that we expect. We may also need to adopt more aggressive pricing strategies for these cars than originally anticipated. We also face inventory risk in connection with the automobiles purchased, including the risk of inventory obsolescence, a decline in values, and significant inventory write-downs or write-offs. If we were to adopt more aggressive pricing strategies, our profit margin may be negatively affected as well. We may also face increasing costs associated with the storage of these automobiles. Any of the above may materially and adversely affect our financial condition and results of operations.

We assist automobile purchasers to get financing from financing institutions, which may constitute provision of intermediary service, and our agreements with these financial institutions may be deemed as intermediation contracts under the PRC Contract Law.

We assist automobile purchasers to get financing from financing institutions, which may constitute an intermediary service, and such services may be deemed as intermediation contracts under the PRC Contract Law. Under the PRC Contract Law, an intermediary may not claim for service fee and is liable for damages if it conceals any material fact intentionally or provides false information in connection with the conclusion of an intermediation contract, which results in harm to the client’s interests. Therefore, if we fail to provide material information to financial institutions, or if we fail to identify false information received from automobile purchasers or others and in turn provide such information to financial institutions, and in either case if we are also found to be at fault, due to failure or deemed failure to exercise proper care, such as to conduct adequate information verification or employee supervision, we could be held liable for damage caused to financial institutions as an intermediary pursuant to the PRC Contract Law. In addition, if we fail to complete our obligations under the agreements entered into with financial institutions, we could also be held liable for damages caused to financial institutions pursuant to the PRC Contract Law.

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If data provided by automobile purchasers and other third-party sources or collected by us are inaccurate, incomplete or fraudulent, the accuracy of our credit assessment could be compromised, customer trust in us could decline, and our business, financial position and results of operations would be harmed.

China’s credit infrastructure is still at an early stage of development. The Credit Reference Center established by the People’s Bank of China, or the PBOC, in 2002 has been the only credit reporting system in China. This centrally managed nationwide credit database operated by the Credit Reference Center only records limited credit information, such as tax payments, civil lawsuits, foreclosures and bankruptcies. Moreover, this credit database is only accessible to banks and a limited number of market players authorized by the Credit Reference Center and does not support sophisticated credit scoring and assessment. In 2015, the PBOC announced that it would open the credit reporting market to private sectors with a view to spurring competition and innovation, but it may be a long-term process to establish a widely-applicable, reliable and sophisticated credit infrastructure in the market we operate.

For the purpose of credit assessment, we obtain credit information from prospective automobile buyers, and with their authorization, obtain credit data from external parties to assess applicants’ creditworthiness. We may not be able to source credit data from such external parties at a reasonable cost or at all. Such credit data may have limitations in measuring prospective automobile purchasers’ creditworthiness. If there is an adverse change in the economic condition, credit data provided by external parties may no longer be a reliable reference to assess an applicant’s creditworthiness, which may compromise our risk management capabilities. As a result, our assessment of an automobile purchaser’s credit profile may not reflect that particular car buyer’s actual creditworthiness because assessment may be based on outdated, incomplete or inaccurate information.

To the extent that automobile purchasers provide inaccurate or fraudulent information to us, or the data provided by third-party sources is outdated, inaccurate or incomplete, our credit evaluation may not accurately reflect the associated credit risks of automobile purchasers. Among other things, we rely on data from external sources, such as the personal credit report from PBOC. These checks may fail and fraud may occur as we may fail to discover or reveal fake documents or identities used by fraudulent automobile purchasers. Additionally, once we have obtained an automobile purchaser's information, the automobile purchaser may subsequently (i) become delinquent in the payment of an outstanding obligation; (ii) default on a pre-existing debt obligation; (iii) take on additional debt; or (iv) experience other adverse financial events, making the information we previously obtained inaccurate. We also collect car collateral location data by installing GPS trackers for lease/loan payment monitoring purposes. The location data we collected may not be accurate. As a result, our ability to repossess the car collateral could be severely impaired. If we are unable to collect the lease/loan payments we facilitated or repossess the car collateral due to inaccurate or fraudulent information, our results of operations and profitability would be harmed.

Government policies on automobile purchases and ownership may materially affect our results of operations.

Government policies on automobile purchases and ownership may have a material effect on our business due to their influence on consumer behaviors. Since 2009, the PRC government has changed the purchase tax on automobiles with 1.6 liter or smaller engines several times. In addition, in August 2014, several PRC governmental authorities jointly announced that from September 2014 to December 2017, purchases of new energy automobiles designated on certain catalogs will be exempted from the purchase taxes. In April 2015, several PRC governmental authorities also jointly announced that from 2016 to 2020, purchasers of new energy automobiles designated on certain catalogs will enjoy subsidies. In December 2016, relevant PRC governmental authorities further adjusted the subsidy policy for new energy automobiles. We cannot predict whether government subsidies will remain in the future or whether similar incentives will be introduced, and if they are, their impact on automobile retail transactions in China. It is possible that automobile retail transactions may decline significantly upon expiration of the existing government subsidies if consumers have become used to such incentives and delay purchase decisions in the absence of new incentives. If automobile retail transactions indeed decline, our revenues may fluctuate and our results of operations may be materially and adversely affected.

Some local governmental authorities also issued regulations and relevant implementation rules in order to control urban traffic and the number of automobiles within particular urban areas. For example, local Beijing governmental authorities adopted regulations and relevant implementing rules in December 2010 to limit the total number of license plates issued to new automobile purchases in Beijing each year. Local Guangzhou governmental authorities also announced similar regulations, which came into effect in July 2013. There are similar policies that restrict the issuance of new automobile license plates in Shanghai, Tianjin, Hangzhou, Guiyang and Shenzhen. In September 2013, the State Council released a plan for the prevention and remediation of air pollution, which requires large cities, such as Beijing, Shanghai and Guangzhou, to further restrict the number of motor vehicles. In March 2018, the Beijing government issued an additional regulation to limit the total number of vehicles in Beijing to no more than 6.1 million by the end of 2018. Such regulatory developments, as well as other uncertainties, may adversely affect the growth prospects of China’s automobile industry, which in turn may have a material adverse impact on our business.

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Our business is also subject to risks related to China's automobile leasing and financing industry, including industry-wide and macroeconomic risks.

We operate in China’s automobile leasing and financing industry. We cannot assure you that this market will continue to grow rapidly in the future. Further, the growth of China’s automobile leasing and financing industry could be affected by many factors, including:

•	general economic conditions in China and around the world;
•	the growth of disposable household income and the availability and cost of credit available to finance car purchases;
•	the growth of China's automobile industry;
•	taxes and other incentives or disincentives related to car purchases and ownership;
•	environmental concerns and measures taken to address these concerns;
•	the cost of energy, including gasoline prices, and the cost of car license plates in various cities with license plate lottery or auction systems in China;
•	the improvement of the highway system and availability of parking facilities;
•	other government policies relating to automobile leasing and financing in China;
•	fluctuations in the sales and price of new and used cars;
•	consumer acceptance of financing car purchases;
•	ride sharing, transportation networks, and other fundamental changes in transportation pattern; and
•	other industry-wide issues, including supply and demand for cars and supply chain challenges.

Any adverse change to these factors could reduce demand for used cars and hence demand for our services, and our results of operations and financial condition could be materially and adversely affected.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of the securities offered by this prospectus supplement will be approximately $5.3 million. We intend to use the net proceeds of this offering for general corporate purposes, including automobile purchases, the costs of providing leasing and other automobile transaction services, including financial leasing, costs of developing other types of financing businesses, investments in other entities, costs of technology development, costs of new hires, capital expenditures, working capital and the costs of operating as a public company.  Notwithstanding the foregoing, the Company shall deposit or cause the Investors to deposit at least $500,000 of the proceeds into an account at a bank in the United States, which proceeds (x) may solely be used to satisfy any reasonable legal, audit, accounting and other professional fees and expenses of the Company and (y) shall not be transferred or used for any other purposes without the prior written consent of certain Investors.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of the offering. Accordingly, we will retain broad discretion over the use of these proceeds.

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DILUTION

If you purchase Shares in this offering, you will experience dilution to the extent of the difference between the public offering price per share in this offering and our as adjusted net tangible book value per share immediately after this offering. Net tangible book value per share is equal to the amount of our total tangible assets, less total liabilities, divided by the number of outstanding shares of our common stock. As of December 31, 2018, our net tangible book value was approximately $8,330,109, or approximately $0.3219 per share.

After giving effect to the sale by us of Shares in this offering at a price of $3.38 per Share, after deducting fees and expenses and other estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2018, would have been approximately $13,659,733, or approximately $0.4937 per share. This represents an immediate increase in net tangible book value of $0.1718 per share to existing stockholders and an immediate dilution of $2.8863 per share to new investors purchasing Shares in this offering. The following table illustrates this per share dilution (unaudited):

Public offering price per Share	$3.38
Net tangible book value per share as of December 31, 2018	$8,330,109
Increase per share attributable to the offering	$0.1718
As adjusted net tangible book value per share after this offering	$0.4937
Dilution per share to new investors	$2.8863

The number of shares of Common Stock shown above to be outstanding after this offering is based on 25,879,400 shares of Common Stock outstanding as of December 31, 2018 and excludes as of such date:

•	2,452,341 shares of our Common Stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $3.72 per share; and

•	272,085 shares of our Common Stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $4.80 per share.

To the extent that any of our outstanding options or warrants are exercised, we grant additional options or other awards under our stock incentive plan or issue additional warrants, or we issue additional shares of Common Stock in the future, there may be further dilution.

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THE SECURITIES PURCHASE AGREEMENT

On June 17, 2019, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) for the sale of 1,781,361 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Shares are being offered at a price of $3.38 per share (the “Share Purchase Price”). We are also issuing to the Investors for no consideration, Series A common stock purchase warrants (the “Series A Warrants”) and for nominal consideration, pre-funded Series B common stock purchase warrants (the “Series B Warrants”; and together with the Series A Warrants, the “Warrants”). The Company sold the Shares and Warrants for aggregate gross proceeds of approximately $6,000,000. The offering is expected to close on June 20, 2019.

The Purchase Agreement contains customary representations and warranties of the Company, termination rights of the parties and certain covenants of the Company.

Pursuant to the Purchase Agreement, each of the Investors shall have a forty percent (40%) right of participation (on a pro-rata basis) in any debt or equity linked financings undertaken by the Company for eighteen (18) months following the closing of the offering. Further, until ninety (90) days after the closing of the offering, the Company shall not, directly or indirectly, offer or issue any securities (or enter into any agreement with respect thereto) other than customary exceptions. The Company may also not enter into any variable rate transactions so long as any of the Warrants are still outstanding.

Pursuant to the Purchase Agreement, each of our directors and executive officers, have entered into lock-up agreements that generally prohibit the sale, transfer, or other disposition of our securities, without the prior written consent of the Investors, for a period of sixty (60) days following the closing of the Offering.

Pursuant to the Purchase Agreement, the Company entered into leak-out agreements (the “Leak-Out Agreements”) with the Investors. The Leak-Out Agreements provide that during the period commencing on June 17, 2019, and ending on the fortieth (40th) day after such date, each of the Investors cannot sell, dispose or otherwise transfer, directly or indirectly, (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions) on any trading day during the Restricted Period (as defined in the Purchase Agreement) (any such date, a “Date of Determination”), shares of Common Stock held by the Investors as of June 17, 2019, including the Shares and the shares of Common Stock underlying the Warrants (collectively, the “Restricted Securities”), in an amount more than each Investor’s pro-rate amount of thirty percent (30%) of the daily average composite trading volume of the Common Stock as reported by Bloomberg, LP for the applicable Date of Determination.

The Company received net proceeds of approximately $5.3 million from the offering.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

For a description of the common stock being offered hereby, please see “Description of Securities We May Offer” in the accompanying prospectus.

Warrants

The following summary of certain terms and provisions of the Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of, the Warrant, the form of which has been filed as an exhibit to the Current Report on Form 8-K incorporated by reference herein, filed with the Securities and Exchange Commission on June 18, 2019. Prospective investors should carefully review the terms and provisions of the form of Series Warrant for a complete description of the terms and conditions of the Warrants.

Series A Warrants

Duration and Exercise Price.  The Series A Warrants offered hereby will entitle the holders thereof to purchase up to an aggregate of 1,336,021 shares of our Common Stock at an exercise price of $3.72 per share (the “Series A Exercise Price”), exercisable immediately upon issuance and expiring on the fourth (4th) anniversary of the initial date of issuance. The Series A Warrants will be issued separately from the Shares, and may be transferred separately immediately thereafter.

Certain Adjustments.  The exercise price of the Series A Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock. Additionally, on the six (6)-month anniversary of the Series A Initial Exercise Date, if the average Volume Weighted Average Price (“VWAP”) during the ten (10) trading days prior to such anniversary (“New Exercise Price”) is less than the Series A Exercise Price, then the Series A Exercise Price shall have one-time price adjustment equal to the New Exercise Price; provided, however, in no event, shall the New Exercise Price be less than $1.50 per share.

Cashless Exercise.  If, at the time a holder exercises its Series A Warrants, there is no effective registration statement registering, or the prospectus contained therein is not available for an issuance of, the shares underlying the Series A Warrants to the holder, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Series A Warrants.

Forced Exercise. Subject to standard equity conditions, commencing on the tenth (10th) trading day after Series A Initial Exercise Date, the Company may force the exercise of the Series A Warrants if at any time the VWAP of the Common Stock exceeds $11.16 (as adjusted for stock splits, stock dividends, recapitalizations and similar events) for ten (10) consecutive trading days.

Fundamental Transactions.  If, at any time while the Series A Warrants are outstanding, the Company, directly or indirectly, in one or more related transactions, enters into a Fundamental Transaction (as defined in the Series A Warrants), then each holder shall have the right thereafter to receive, upon exercise of a Series A Warrant, the same amount and kind of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such Fundamental Transaction if the holder had been, immediately prior to such Fundamental Transaction, the holder of the number of shares of Common Stock then issuable upon exercise of the Series A Warrants. Any successor to us, surviving entity or the corporation purchasing or otherwise acquiring such assets shall assume the obligation to deliver to the holder such alternate consideration, and the other obligations, under the Series A Warrants.

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Change of Control Provisions. Notwithstanding the consideration granted to a holder with respect to a Fundamental Transaction (as defined in the Series A Warrants), each holder may be entitled to additional consideration upon a Change of Control (as defined in the Series A Warrants).

Transferability.  The Series A Warrants may be transferred at the option of the holder of the Series A Warrant upon surrender of the Series A Warrants with the appropriate instruments of transfer.

Exchange Listing.  We do not plan on making an application to list the Series A Warrants on any national securities exchange or other nationally recognized trading system.

Exercisability.  The Series A Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed above). A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would beneficially own more than 4.99% of our outstanding Common Stock after exercise. The holder may increase or decrease this beneficial ownership limitation to any other percentage of our Common Stock outstanding immediately after the exercise not in excess of 9.99%, upon, in the case of an increase, not less than 61 days’ prior written notice to us. Notwithstanding the foregoing, one Investor elected to immediately be subject to a 9.99% beneficial ownership limitation in lieu of the initial 4.99% beneficial ownership limitation.

Waivers and Amendments.  Subject to certain exceptions, the terms of a Series A Warrant may be amended or waived only with the written consent of the holder.

Series B Warrants

Duration and Exercise Price.  The Series B Warrants offered hereby will entitle the holders thereof to purchase an aggregate amount of shares ranging from 0 shares of Common Stock up to 1,116,320 shares of Common Stock. The amount of Series B Warrant Shares, if any, are determined based upon the following: in that event that on the fiftieth (50th) day after the closing date (the “Adjustment Measuring Time”), the closing price of the Common Stock is less than the Share Purchase Price, then the number of shares of Common Stock issuable upon exercise of the Series B Warrants shall be adjusted (upward or downward, as applicable) to the greater of (i) zero (0) and (ii) such aggregate number of shares of Common Stock equal to fifty percent (50%) of the difference of (A) the quotient of (x) the Investor’s Share Purchase Price divided by (y) the Market Price (as defined the in Purchase Agreement) as of the Adjustment Measuring Time, less (B) the aggregate number of Shares issued to the Investors at the closing (as adjusted for share splits, share dividends, share combinations, recapitalizations and similar events). The maximum aggregate number of shares of Common Stock issuable upon exercise of the Series B Warrants is 1,116,320. The Series B Warrants are exercisable upon the fiftieth (50th) day after the closing of the offering, at an exercise price of $3.72 per share and will expire on the on the first (1st) anniversary of their issuance. The Series B Warrants will be issued separately from the Shares, and may be transferred separately immediately thereafter.

Certain Adjustments.  The exercise price of the Series B Warrants is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock.

Cashless Exercise.  If, at the time a holder exercises its Series B Warrants, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder at its sole discretion, may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of Common Stock determined according to a formula set forth in the Series B Warrants.

Forced Exercise. Subject to standard equity conditions, commencing on the tenth (10th) trading day after the issuance date of the Series B Warrants, the Company may force the exercise of the Series B Warrants if at any time the VWAP of the Common Stock exceeds $11.16 (as adjusted for stock splits, stock dividends, recapitalizations and similar events) for ten (10) consecutive trading days.

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Fundamental Transactions.  If, at any time while the Series B Warrants are outstanding, the Company, directly or indirectly, in one or more related transactions, enters into a Fundamental Transaction (as defined in the Series B Warrants), then each holder shall have the right thereafter to receive, upon exercise of a Series B Warrant, the same amount and kind of securities, cash or property as such holder would have been entitled to receive upon the occurrence of such Fundamental Transaction if the holder had been, immediately prior to such Fundamental Transaction, the holder of the number of shares of Common Stock then issuable upon exercise of the Series B Warrants. Any successor to us, surviving entity or the corporation purchasing or otherwise acquiring such assets shall assume the obligation to deliver to the holder such alternate consideration, and the other obligations, under the Series B Warrants.

Transferability.  The Series B Warrants may be transferred at the option of the holder of the Series B Warrant upon surrender of the Series B Warrants with the appropriate instruments of transfer.

Exchange Listing.  We do not plan on making an application to list the Series B Warrants on any national securities exchange or other nationally recognized trading system.

Exercisability.  The Series B Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our Common Stock purchased upon such exercise (except in the case of a cashless exercise as discussed above). A holder (together with its affiliates) may not exercise any portion of the warrant to the extent that the holder would beneficially own more than 4.99% of our outstanding Common Stock after exercise. The holder may increase or decrease this beneficial ownership limitation to any other percentage of our Common Stock outstanding immediately after the exercise not in excess of 9.99%, upon, in the case of an increase, not less than 61 days’ prior written notice to us. Notwithstanding the foregoing, one Investor elected to immediately be subject to a 9.99% beneficial ownership limitation in lieu of the initial 4.99% beneficial ownership limitation.

Waivers and Amendments.  Subject to certain exceptions, the terms of a Series B Warrant may be amended or waived only with the written consent of the holder.

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PLAN OF DISTRIBUTION

Pursuant to an agreement dated February 1, 2019 (the “Agreement”), we have engaged FT Global Capital, Inc. (the “Placement Agent”), to act as our exclusive placement agent in connection with this offering of our securities pursuant to this prospectus supplement and accompanying prospectus.

Under the terms of the Agreement, the Placement Agent has agreed to be our placement agent, on a reasonable best efforts basis, in connection with the issuance and sale by us of our common shares and warrants in this takedown from our shelf registration statement. The terms of this offering were subject to market conditions and negotiations between us, the Placement Agent and prospective investors. The Agreement does not give rise to any commitment by the Placement Agent to purchase any of our common shares or warrants, and the Placement Agent will have no authority to bind us by virtue of the Agreement for this offering. Further, the Placement Agent does not guarantee that it will be able to raise new capital in any prospective offering. There is no requirement that any minimum number of securities or dollar amount of securities be sold in this offering and there can be no assurance that we will sell all or any of the securities being offered. As described below, we will enter into a purchase agreement directly with each investor in connection with this offering and we may not sell the entire amount of securities offered pursuant to this prospectus supplement.

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common shares by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent: (1) may not engage in any stabilization activity in connection with our securities; and (2) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

We entered into a Purchase Agreement with the Investors purchasing the securities being issued pursuant to this offering. The form of Purchase Agreement is attached as an exhibit to our Current Report on Form 8-K filed with the SEC on June 18, 2019, in connection with this offering. The closing of this offering is expected to take place on June 20, 2019, and the following will occur: (1) we will receive funds in the amount of the aggregate purchase price; (2) the Placement Agent will receive the placement agent fees in accordance with the terms of the Agreement; and (3) we will deliver the common shares and warrants.

Commissions and Offering Expenses

Upon the closing of this offering, we have agreed to pay the Placement Agent a cash fee equal to 8.0% of the aggregate purchase price of the common shares and warrants sold under this prospectus supplement. We have also agreed to reimburse the Placement Agent for certain expenses, consisting of $20,000 for due diligence and travel fees and $25,000 for legal expenses.

Placement Agent Warrants

We have agreed to issue to the Placement Agent a warrant to purchase a number of common shares equal to 8.0% of the aggregate number of common shares sold in this offering (142,509 shares of Common Stock), which warrant will have an exercise price of $3.38 per share and will terminate on the four (4)-year anniversary of the issuance date. The Placement Agent warrant will have substantially the same terms as the Series A Warrants being sold in the offering. Pursuant to FINRA Rule 5110(g), the Placement Agent warrant and any shares issued upon exercise of the Placement Agent warrant shall not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period; (iii) if the aggregate amount of our securities held by the placement agent or related persons do not exceed 1% of the securities being offered; (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth above for the remainder of the time period. We have registered the Placement Agent warrant and the shares of Common Stock underlying such Placement Agent warrant pursuant to this prospectus supplement.

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Tail Fee

We have also agreed to an 12-month tail fee equal to the cash compensation in this offering if any investor to whom the Placement Agent introduced us with respect to this offering during the term of its engagement, or any investor that participated in the offering, provides us with further capital during such 12-month period following termination of our engagement with the Placement Agent.

Indemnification

We have agreed to indemnify the Placement Agent and specified other persons against certain liabilities relating to or arising out of the Placement Agent’s activities under the Agreement and to contribute to payments that the Placement Agent may be required to make in respect of such liabilities.

Listing

Our shares of Common Stock are listed on the NASDAQ Capital Market under the symbol “AIHS”.

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LEGAL MATTERS

The validity of the securities offered by this prospectus supplement will be passed upon for us by Ellenoff Grossman & Schole LLP, New York, New York.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the years ended March 31, 2018 and 2017, as amended, have been so incorporated in reliance upon the reports of Friedman LLP and ZH CPA, LLC (formerly ZH CPA LLP), respectively, each an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement is part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

We are “incorporating by reference” certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information in the documents incorporated by reference is considered to be part of this prospectus supplement. Statements contained in documents that we file with the SEC and that are incorporated by reference in this prospectus supplement will automatically update and supersede information contained in this prospectus supplement, including information in previously filed documents or reports that have been incorporated by reference in this prospectus supplement, to the extent the new information differs from or is inconsistent with the old information. We have filed or may file the following documents with the SEC and they are incorporated herein by reference as of their respective dates of filing:

●	Our Annual Report on Form 10-K for the year ended March 31, 2018, filed with the SEC on June 29, 2018 and as amended on March 19, 2019;
●	Our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2018, September 30, 2018 and December 31, 2018, as filed with the SEC on August 14, 2018, November 14, 2018 and February 19, 2019, respectively; and
●	Our Current Reports on Form 8-K filed with the SEC on August 3, 2018, November 13, 2018, November 28, 2018, May 21, 2019, May 30, 2019, June 18, 2019, and June 20, 2019.

All documents that we filed with the SEC pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement that indicates that all securities offered under this prospectus supplement have been sold, or that deregisters all securities then remaining unsold, will be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus supplement shall be deemed modified, superseded or replaced for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, or in any subsequently filed document that also is deemed to be incorporated by reference in this prospectus supplement, modifies, supersedes or replaces such statement. Any statement so modified, superseded or replaced shall not be deemed, except as so modified, superseded or replaced, to constitute a part of this prospectus supplement. None of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or any corresponding information, either furnished under Item 9.01 or included as an exhibit therein, that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement, except as otherwise expressly set forth in the relevant document. Subject to the foregoing, all information appearing in this prospectus supplement is qualified in its entirety by the information appearing in the documents incorporated by reference.

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You may requests, orally or in writing, a copy of these documents, which will be provided to you at no cost (other than exhibits, unless such exhibits are specifically incorporate by reference), by contacting Xi Wen, c/o Senmiao Technology Limited, at Senmiao Technology Limited, at16F, Shihao Square, Middle Jiannan Blvd. High-Tech Zone, Chengdu, Sichuan, People's Republic of China. Our telephone number is +86 28 61554399. Information about us is also available at our website at http://www.senmiaotech.com. The information on our website is not a part of, or incorporated in, this prospectus supplement.

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Prospectus

SENMIAO TECHNOLOGY LIMITED

 $80,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

By this prospectus, we may offer and sell from time to time, in one or more series or classes, up to $80,000,000 in aggregate principal amount of our common stock, preferred stock, debt securities, warrants, rights and/or units. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions. This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

Our common stock is listed on NASDAQ under the symbol “AIHS.” On March 15, 2019, the closing price for our common stock, as reported on NASDAQ, was $5.32 per share, and the aggregate market value of our outstanding common stock held by non-affiliates (our “public float”), was $75,446,378.00, calculated based on 14,181,650 shares of outstanding common stock held by non-affiliates as of March 15, 2019 and the price per share of $5.32. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this prospectus is a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period, so long as our public float remains below $75.0 million. As of the date hereof, we have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the 12 calendar months prior to and including the date of this prospectus.

We may offer and sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, including on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties referenced under the heading “Risk Factors” contained in this prospectus beginning on page 8 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 19, 2019.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings for an aggregate offering price of up to $80,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” in this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless the context otherwise indicates, references in this prospectus to the “company,” “we,” “us” and “our” refer to Senmiao Technology Limited and its subsidiaries and variable interest entities.

Any trade names, trademarks and service marks of others that are contained in this prospectus are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without ®, TM or similar symbols.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ( the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but are not always, made through the use of words or phrases such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “continue,” and similar expressions, or the negative of these terms, or similar expressions. Accordingly, these statements involve estimates, assumptions, risks and uncertainties which could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus, and in particular those factors referenced in the section “Risk Factors.”

This prospectus contains forward-looking statements that are based on our management’s belief and assumptions and on information currently available to our management. These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

•	our goals and strategies;

•	our future business development, financial condition and results of operations;

•	the expected growth in China of the credit industry, and marketplace lending in particular;

•	the growth in China of disposable household income and the availability and cost of credit to finance car purchases;

•	the growth in China of the automobile and automobile financing and leasing industries;

•	taxes and other incentives or disincentives related to car purchases and ownership;

•	fluctuations in the sales and prices of new and used cars and consumer acceptance of financing car purchases;

•	ride-hailing, transportation networks, and other fundamental changes in transportation patterns;

•	our expectations regarding demand for and market acceptance of our products and services;

•	our expectations regarding our customer base;

•	our plans to invest in our automobile transaction and financing services business;

•	our relationships with our business partners;

•	competition in our industries; and

•	relevant government policies and regulations relating to our industries.

These forward-looking statements are neither promises nor guarantees of future performance due to a variety of risks and uncertainties and other factors more fully discussed in the “Risk Factors” section in this prospectus, the section of any accompanying prospectus supplement entitled “Risk Factors” and the risk factors and cautionary statements described in other documents that we file from time to time with the SEC. Given these uncertainties, readers should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. Except as may be required by applicable law, we do not undertake to update any forward-looking statements after the date of this prospectus or the respective dates of documents incorporated by reference herein or therein that include forward-looking statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

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PROSPECTUS SUMMARY

Overview

We are a provider of financial and transaction services in the People’s Republic of China (“PRC” or “China”) and principally operate in two business segments: online peer-to-peer (“P2P”) lending and automobile transaction and financing services. We conduct our online P2P lending business through an online lending platform operated by our variable interest entity (“VIE”), Sichuan Senmiao Ronglian Technology Co., Ltd. (“Sichuan Senmiao”), which facilitates loan transactions between Chinese investors and Chinese individual and small-to-medium-sized enterprise (“SME”) borrowers. Additionally, we provide automobile transaction and financing services primarily to ride-hailing drivers through our majority-owned subsidiary, Hunan Ruixi Financial Leasing Co., Ltd. (“Hunan Ruixi”), a PRC limited liability company, and its VIE, Sichuan Jinkailong Automobile Leasing Co., Ltd. (“Jinkailong”).

Our Online Lending Services

We offer quick and easy access to credit for borrowers and attractive investment returns for investors through our online lending platform, which was acquired in September 2016 and had been in operation for two years prior to our acquisition. Since that acquisition and through December 31, 2018, we have facilitated loan transactions in an aggregate amount of over RMB687 million (approximately US$103 million). As of December 31, 2018, we had an aggregate of 40,133 registered users of our platform, and a total of 3,239 investors and 2,694 borrowers had participated in loan transactions through our platform. We currently conduct our online P2P lending business exclusively in China, and all of our investors and borrowers are located in China.

We facilitate direct loan transactions between investors and borrowers in China. We offer six types of products to individual and small-to-medium-size enterprise borrowers based on their usage of their loan proceeds. Our revenues from online lending services are primarily generated from fees charged for our services in matching investors with borrowers. We charge borrowers transaction fees for the work we perform through our platform and charge our investors service fees on their actual investment returns. The interest rates of the loans facilitated through our platform range from 7.68% to 10.80% per annum.

We charge borrowers transaction fees based on their loan amounts. The transaction fees charged to borrowers range from 0.19% to 3.00% and are paid (i) for loans accruing interest on a monthly basis, upon disbursement of the loan proceeds and (ii) for loans accruing interest on a daily basis, upon full repayment of principal and interest. We also charge our investors a service fee of 8.00% of their actual investment returns, and collect the fee when the investors receive their interest payments. Our interest rates, transaction fees, service fees and other charges are all disclosed to the users of our platform.

We acquire our borrowers mainly through referrals from customers and business partners. We attract investors from a variety of channels, including the internet, our mobile applications and promotion and marketing events, as well as from referrals from our business partners.

Our Automobile Transaction and Financing Services

Through Hunan Ruixi and Jinkailong, we facilitate automobile purchase transactions among automobile dealers, our cooperative third party sales teams and the automobile purchasers, who are primarily ride-hailing drivers. We provide sales venue and vehicle sourcing for transactions. We charge the dealers, third party sales teams and automobile purchasers a facilitation fee based on the type of vehicle and individual negotiations, and generally charge no more than $2,100 per automobile.

We also provide a series of services for purchasers throughout the automobile purchase transaction process, including the registration of license plates and the securing of permits from relevant government authorities, insurance facilitation and assistance with applications to financial institutions to finance the purchase. Our service fees are based on the total quoted price of the automobiles, the specific services provided, our expenses for providing these services and other factors. Our service fees have ranged from $243 to $2,261 per automobile.

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We have established collaborations with a number of financial institutions, including commercial banks and financial leasing companies, as well as online peer-to-peer lending platforms, which finance the purchase of the automobiles by our purchasers through financing leasing agreements or loan agreements (“Financing Agreements”). We have facilitated 52 new automobile purchases with a total transaction amount of approximately $0.75 million (RMB5.0 million) (including purchase prices and related expenses) during the period from November 22, 2018, when Hunan Ruixi was acquired, to December 31, 2018. We prepay the purchase price and expenses on behalf of the automobile purchasers when we provide purchase services and collect for our advance payments and relevant services from the proceeds disbursed by the financial institutions upon the closing of the financing and/or when monthly installment payments are made by purchasers during the term of the Financing Agreements.

Both Jinkailong and Ruixi have established cooperative relationships with Didi Chuxing Technology Co., Ltd. (“Didi Chuxing”), a major transportation network company in China, pursuant to which they provide vehicle leasing and financing, insurance facilitation, affiliated vehicle management and other services for the large and rapidly expanding fleets of Didi Chuxing in Chengdu, Sichuan province and Changsha city, Hunan province, respectively. Our relationship with Didi Chuxing is crucial to our business as it enables us to attract more automobile purchasers who are interested in working as Didi Chuxing drivers and becoming affiliated with us.

A majority of our customers are ride-hailing drivers of Didi Chuxing. As required by Didi Chuxing, all automobiles used for ride-hailing services through Didi Chuxing’s platform must be affiliated with qualified management companies. Our automobile purchasers who are Didi Chuxing drivers typically become affiliated with us through affiliation agreements pursuant to which we, as a qualified management company, provide them post-transaction management services during the affiliation period, which is usually the same as the term of the Financing Agreements. Our post-transaction management services include, but are not limited to, providing guarantees for the drivers’ obligations under the Financing Agreements, including principal and interest, and assisting the drivers with the paperwork required by the ride-hailing service platforms. Our management and guarantee fees are based on the costs of our services and the results of our preliminary credit assessments of the automobile purchasers. Our fees average $995 per automobile for the affiliation period and are paid by the affiliated drivers on a monthly basis during the affiliation period. As at December 31, 2018, the maximum contingent liabilities we were exposed to assuming all the automobile purchasers were to default was $9,784,719.

We acquire customers for our automobile transaction and financing services through a network of third-party sales teams and our own efforts, including online advertising and billboard advertising. As of the date hereof, we have serviced over 1,110 automobile transactions, including over 760 ride-hailing service cars.

We had net losses of 9,858,972, $596,645 and $2,488,661 in the fiscal years ended March 31, 2018 and 2017 and the nine months ended December 31, 2018, respectively.

Latest P2P Lending Regulatory Developments in China

In December 2018, relevant PRC governmental authorities issued Circular on the Classification and Disposal of Risks of Online Lending Institutions and Risk Prevention (“Circular 175”). According to Circular 175, except for large-scale peer-to-peer direct lending marketplaces that are strictly in compliance with all relevant laws and regulations and have not demonstrated any high-risk characteristics, which are generally referred to as Normal Marketplaces, other marketplaces, including shell companies with no substantive operations, small-scale marketplaces, marketplaces with high risks and marketplaces that are unable to repay investors or otherwise unable to operate their businesses, shall exit the peer-to-peer lending industry or cease operation. In addition, Normal Marketplaces shall cease operating those businesses that are not in compliance with laws and regulations. Circular 175 also encourages certain Normal Marketplaces to convert into other types of online financing institutions, such as online small loan companies or loan facilitation platforms. Circular 175 provides that the definition of “small-scale marketplaces” shall be determined by each province, taking into consideration a marketplace’s aggregate outstanding loan balance, number of lenders and other factors. There is no guidance as to the definition of “small-scale marketplaces” in Sichuan province as of the date hereof. If our online P2P lending platform were to be considered a small-scale marketplace under Circular 175 as determined by Sichuan province, we may have to cease our online lending services or convert into other types of online financing institutions. See “Item 1A. Risk Factors – Risks Related to our Online Lending Services – The laws and regulations governing online marketplace lending industry in China are developing and evolving and subject to changes. We may have to cease the operations of our online lending platform or convert our online lending service business to other types of online financing business if we were deemed a ‘small-scale marketplace’ under Circular 175.” in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2018, which risk factor is incorporated herein by reference.

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Securities We May Offer

We may offer and sell from time to time up to an aggregate of $80,000,000 of any of, or units comprised of, or other combinations of, the following securities:

Common Stock. We may issue shares of our common stock. Holders of common stock are entitled to receive dividends ratably if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock or other securities with dividend rights senior to our common stock. Holders of common stock are entitled to one vote per share. Holders of common stock have no cumulative voting rights in the election of directors.

Preferred Stock. We may issue shares of our preferred stock in one or more series. Our board of directors will determine the dividend, voting, conversion and other rights of the series of preferred stock being offered.

Debt Securities. We may offer debt securities, which may be secured or unsecured, senior, senior subordinated or subordinated, may be guaranteed by our subsidiaries, and may be convertible into shares of our common stock. We may issue debt securities separately or together with, upon conversion of or in exchange for other securities. It is likely that any debt securities issued will not be issued under an indenture.

Warrants. We may issue warrants to purchase shares of common stock or preferred stock or debt securities. We may issue warrants independently or together with other securities. Warrants sold with other securities as a unit may be attached to or separate or separable from the other securities for trading purposes. To the extent any warrants are publicly tradable, we will issue them under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement.

Rights. We may issue rights to purchase shares of common stock or preferred stock or debt securities. We may issue rights independently or together with other securities. Rights sold with other securities as a unit may be attached to or separate or separable from the other securities for trading purposes and may be (but shall not be required to be) publicly listed securities.

Units. We may issue units comprised of one or more of the other securities described herein, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

Prospectus Supplement

We will describe the terms of any offering in a supplement to this prospectus. Any prospectus supplement may also add, update or change information contained in this prospectus. Such prospectus supplement will contain, among other pertinent information, the following information about the offered securities:

•	title and amount;
•	offering price, underwriting discounts and commissions or agency fees, and our net proceeds;
•	any market listing and trading symbol;
•	names of lead or managing underwriters or agents and description of underwriting or agency arrangements;
•	the specific terms of the offered securities; and
•	a description of the method and terms of the offering.

This prospectus may not be used to offer or sell securities without a prospectus supplement which includes a description of the method and terms of the offering.

Company Information

We were incorporated in the State of Nevada on June 8, 2017. Our principal executive offices are located at 16F, Building A, Shihao Square, Middle Jiannan Blvd., High-Tech Zone, Chengdu, Sichuan, China 610000, and our telephone number is +86 28 61554399. Our website address is http://www.senmiaotech.com. Information contained on our website does not constitute part of, and is not deemed incorporated by reference into, this prospectus.

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RISK FACTORS

We have included discussions of the risks, uncertainties and assumptions underlying an investment in our securities under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, as amended and in our Quarterly Report on Form 10-Q for the quarter ended December 31, 2018, which discussions are incorporated herein by reference. See the section entitled “Where You Can Find More Information” for an explanation of how you can get copies of these reports.

Investing in our securities involves a high degree of risk. Additional risks related to our securities may also be described in a prospectus supplement and in any related free writing prospectus that we may authorize to be provided to you. Our business, financial condition and results of operations could be materially adversely affected by the materialization of any of these risks. The trading price of our securities could decline due to the materialization of any of these risks, and you may lose all or part of your investment. Additional risks not currently known to us or that we currently believe are immaterial may also significantly impair our business, financial condition and results of operations and the trading price of our securities.

Please also read carefully the section entitled “Cautionary Note Regarding Forward-Looking Statements.”

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USE OF PROCEEDS

We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include automobile purchases, the costs of providing leasing and other automobile transaction services, including financial leasing, costs of developing other types of financing businesses, investments in other entities, costs of technology development, costs of new hires, capital expenditures, funding for working capital and the costs of operating as a public company. Management will retain broad discretion over the allocation of net proceeds.

We may seek to extend portions of the net proceeds from the sale of any securities offered under this prospectus to our subsidiaries. In using such proceeds, we are permitted under PRC laws and regulations as an offshore holding company to provide funding to our subsidiaries only through loans or capital contributions and to our variable interest entities only through loans, subject to registration with government authorities and limits on the amount of loans and capital contributions. Subject to satisfaction of the applicable government registration requirements, we may extend inter-company loans to our subsidiaries or make additional capital contributions to our subsidiaries to fund their capital expenditures or working capital. If we provide funding to our subsidiaries through loans, the total amount of such loans may not exceed the difference between the entities’ total investments as registered with the foreign investment authorities and their registered capital. Also, such loans must be registered with the PRC State Administration of Foreign Exchange or its local branches. The aggregated registered capital of our subsidiaries is approximately $12.2 million. As of the date of this prospectus, we have made total capital contributions of approximately $6.3 million to our subsidiaries.

We cannot assure you that we will be able to obtain government registrations or approvals for loans or capital contributions to our subsidiaries on a timely basis, if at all. See “Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiary, which could materially and adversely affect our liquidity and our ability to fund and expand our business” included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2018, as amended, which risk factor is incorporated herein by reference.

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DESCRIPTION OF CAPITAL STOCK AND OTHER SECURITIES WE MAY OFFER

General

The following description of our capital stock (which includes a description of securities we may offer pursuant to the registration statement of which this prospectus is a part) and other securities we may offer does not purport to be complete and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, as they may be amended from time to time, any certificates of designations through which we may establish the terms and conditions of particular series of preferred stock, other documents governing the terms and conditions of particular securities and applicable provisions of Nevada law.

As of the date of this prospectus, we are authorized to issue 100,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, 25,945,255 shares of common stock were issued and outstanding and no shares of preferred stock were issued and outstanding, and our shares of common stock outstanding were held of record by approximately 12 shareholders. These figures do not include securities that may be issued: (i) pursuant to outstanding warrants to purchase shares of our common stock, or (ii) pursuant to our 2018 Equity Incentive Plan.

We may issue secured or unsecured debt securities consisting of notes, debentures or other evidences of indebtedness which may be senior debt securities, senior subordinated debt securities or subordinated debt securities, each of which may be convertible into equity securities. We may issue the debt securities as exchangeable for or convertible into shares of common stock, preferred stock or other securities. The preferred stock may also be exchangeable for and/or convertible into shares of common stock, another series of preferred stock or other securities. The debt securities, the preferred stock, the common stock, the rights and the warrants are collectively referred to in this prospectus as the “securities.” When a particular series of securities is offered, a supplement to this prospectus will be delivered with this prospectus, which will set forth the terms of the offering and sale of the offered securities.

Common Stock

Each share of our common stock is entitled to one vote on all matters submitted to a vote of our stockholders, including the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority of the votes entitled to be cast by all shares of common stock that are present in person or represented by proxy. Holders of common stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. Our articles of incorporation do not provide for cumulative voting in the election of directors. Holders of common stock have no pre-emptive or conversion rights and there are no redemption provisions applicable to the common stock.

Preferred Stock

Our board of directors has the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, including dividend rights, conversion right, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders. Although we have no current plans to issue any shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal.

You should refer to the prospectus supplement relating to the series of preferred stock being offered for the specific terms of that series, including:

•	the title of the series and the number of shares in the series;

•	the price at which the preferred stock will be offered;

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•	the dividend rate or rates or method of calculating the rates, the dates on which the dividends will be payable, whether or not dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends on the preferred stock being offered will accumulate;

•	the voting rights, if any, of the holders of shares of the preferred stock being offered;

•	the provisions for a sinking fund, if any, and the provisions for redemption, if applicable, of the preferred stock being offered, including any restrictions on the foregoing as a result of arrearage in the payment of dividends or sinking fund installments;

•	the terms and conditions, if applicable, upon which the preferred stock being offered will be convertible into our common stock, including the conversion price, or the manner of calculating the conversion price, and the conversion period;

•	the terms and conditions, if applicable, upon which the preferred stock being offered will be exchangeable for debt securities, including the exchange price, or the manner of calculating the exchange price, and the exchange period;

•	any listing of the preferred stock on any securities exchange;

•	any material United States federal income tax considerations applicable to the preferred stock being offered;

•	any preemptive rights;

•	the relative ranking and preferences of the preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs;

•	any limitations on the issuance of any class or series of preferred stock ranking senior or equal to the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or the winding up of our affairs; and

•	any additional rights, preferences, qualifications, limitations and restrictions of the series.

This summary of any preferred stock offered is not complete. For the terms of a particular series of preferred stock, you should refer to the prospectus supplement for that series and the certificate of designations, if any, for that particular series.

Debt Securities

As used in this prospectus, the term “debt securities” means any debentures, notes, bonds and other evidences of indebtedness that we may issue under this prospectus, as supplemented, from time to time. The debt securities will either be senior debt securities, senior subordinated debt or subordinated debt securities. We may also issue convertible or exchangeable debt securities. Debt securities may be issued under an indenture (“Indenture”) entered into between us and a trustee to be named therein. Convertible or exchangeable debt securities may not be issued under an Indenture.

The form of Indenture, if any, relevant to a particular offering will be filed as exhibits to amendments to the registration statement of which this prospectus is a part. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the Indenture and the debt securities will be summaries thereof, will not be complete and will be subject and qualified in their entirety by reference to all of the provisions of the Indenture (and any amendments or supplements we may enter into from time to time which are permitted under the Indenture) and the debt securities.

We may issue debt securities from time to time in one or more series, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable Indenture and will be equal in ranking.

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Should particular debt securities evidence unsecured indebtedness, in the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness, or an event of default under a loan agreement relating to indebtedness of ours or our subsidiaries, the holders of secured indebtedness, if any, would be entitled to receive payments on their indebtedness prior to payments being made to the holders of the unsecured indebtedness.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

•	the title of debt securities and whether they are subordinated, senior subordinated or senior debt securities;

•	any limit on the aggregate principal amount of debt securities of such series;

•	the percentage of the principal amount at which the debt securities of any series will be issued;

•	the ability to issue additional debt securities of the same series;

•	the purchase price for the debt securities and the denominations of the debt securities;

•	the specific designation of the series of debt securities being offered;

•	the maturity date or dates of the debt securities and the date or dates upon which the debt securities are payable and the rate or rates at which the debt securities of the series shall bear interest, if any, which may be fixed or variable, or the method by which such rate shall be determined;

•	the basis for calculating interest if other than 360-day year or twelve 30-day months;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	the duration of any deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the applicable Indenture;

•	the rate or rates of amortization of the debt securities;

•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	our obligation or discretion, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

•	the terms and conditions, if any, regarding the option or mandatory conversion or exchange of debt securities;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part at our option and, if other than by a board resolution, the manner in which any election by us to redeem the debt securities shall be evidenced;

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•	any restriction or condition on the transferability of the debt securities of a particular series;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with any event of default if other than the full principal amount;

•	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable Indenture;

•	any limitation on our ability to incur debt, redeem stock, sell our assets or other restrictions;

•	the application, if any, of the terms of the applicable Indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	what subordination provisions may apply to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our common stock, preferred stock or other securities or property;

•	whether we are issuing the debt securities in whole or in part in global form;

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

•	the depositary for global or certificated debt securities, if any;

•	any material United States federal income tax considerations applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplement, in foreign currencies, or units based on or related to foreign currencies;

•	any right we may have to satisfy, discharge and defease our obligations under the debt securities, or terminate or eliminate restrictive covenants or events of default in the Indenture, by depositing money or U.S. government obligations with the trustee of the Indenture;

•	the names of any trustees, depositories, authenticating or paying agents, transfer agents or registrars or other agents with respect to the debt securities;

•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable Indenture;

•	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•	the portion of the principal amount of any debt securities which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable Indenture if other than the entire principal amount;

•	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined); and

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•	any other specific terms of the debt securities, including any modifications to the events of default under the debt securities and any other terms which may be required by or advisable under applicable laws or regulations.

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange. Holders of the debt securities may present registered debt securities for exchange or transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable Indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a variable rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the applicable prospectus supplement any special federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and any material United States federal income tax considerations.

This summary of any debt securities offered is not complete. For the terms of particular debt securities, you should refer to the prospectus supplement for those securities and the Indenture, if any, for those securities.

Warrants

In connection with our initial public offering, we issued to our underwriter warrants to purchase an aggregate of 337,940 shares of common stock. The underwriter’s warrants have a term of five-year and entitle the holder to purchase one share of our common stock at the price of $4.80 per share. The warrants are not exercisable for a period of 180 days from March 16, 2018. As of the date of this prospectus, the underwriter has not exercised any warrant.

We may issue warrants for the purchase of our common stock, preferred stock, debt securities, rights or units, or any combination thereof. Warrants may be issued independently or together with our common stock, preferred stock, debt securities, rights or units and may be attached to or separate or separable from any offered securities. To the extent warrants that we issue are to be publicly traded, each series of such warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with such warrants. The warrant agent will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

This summary of any warrants offered is not complete. For the terms of a particular series of warrants, you should refer to the prospectus supplement for that series of warrants, the form of warrant and the form of warrant agreement, if any, for that particular series.

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Rights

We may issue rights to purchase our securities. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and one or more banks, trust companies or other financial institutions, as rights agent. We will name such agent in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights we offer will include specific terms relating to the offering, including, among other matters:

•	the date of determining the security holders entitled to the rights distribution;
•	the aggregate number of rights issued and the aggregate amount of securities purchasable upon exercise of the rights;
•	the exercise price;
•	the conditions to completion of the rights offering;
•	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and
•	any material United States federal income tax considerations; and
•	any other terms of the rights.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

This summary of any rights offered is not complete. For the terms of particular rights, you should refer to the prospectus supplement for those rights, the form of rights certificate and the form of rights agreement, if any, for those rights.

Units

We may issue units comprised of shares of common stock, shares of preferred stock, debt securities, rights and/or warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If we issue units, they may be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. If we issue units, the forms of unit certificate and unit agreement, if any, relating to such units will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, or at any time before a specified date, or at any time. The applicable prospectus supplement may describe:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement;

•	the price or prices at which such units will be issued;

•	any material United States federal income tax considerations;

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	any other terms of the units and of the securities comprising the units.

This summary of any units offered is not complete. For the terms of particular units, you should refer to the prospectus supplement for those units, the form of unit certificate and the form of unit agreement, if any, for those units.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is VStock Transfer, LLC, 18 Lafayette Place, Woodmere, NY 11598.

Listing

Our common stock is listed on NASDAQ under the trading symbol “AIHS.”

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PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, privately negotiated transactions, block trades, ordinary brokerage transactions, through the writing of options (listed or unlisted), in “at the market” offerings, using a combination of these methods or using any other method or methods permitted under applicable law. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.

A prospectus supplement or supplements will describe the terms of each separate offering of securities, including, to the extent applicable:

•	the terms of the offering;
•	the name or names of the underwriters, if any;
•	the purchase price or prices of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•	any over-allotment options under which underwriters may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price or prices;
•	any discounts or concessions allowed or re-allowed or paid to dealers;
•	any delayed delivery requirements; and
•	any securities exchange or market on which the securities may be listed or traded.

Only underwriters or agents named in a prospectus supplement will be underwriters or agents in respect of the securities offered by that prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. In most or all circumstances, the obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters may be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any over-allotment option. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriters, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers from certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the terms and conditions in these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

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We may make sales through the Internet or through other electronic means. If we elect to offer securities directly to the public, with or without the involvement of agents, underwriters or dealers, using the Internet or other forms of electronic bidding or ordering systems for the pricing and allocation of such securities, we will describe the system being used in the prospectus supplement. Such electronic system may allow bidders to directly participate, through electronic access to an auction site, by submitting conditional offers to buy that are subject to acceptance by us and which may directly affect the price or other terms and conditions at which the securities are sold. These bidding or ordering systems may present to each bidder, on a so-called “real-time” basis, relevant information to assist in making a bid, such as the clearing spread at which the offering would be sold, based on the bids submitted, and whether a bidder’s individual bids would be accepted, prorated or rejected. For example, in the case of a debt security, the clearing spread could be indicated as a number of “basis points” above an index treasury note. Many other pricing methods can and may also be used. Upon completion of such an electronic auction process, securities would be allocated based on prices bid, terms of bid or other factors. The final offering price at which securities would be sold and the allocation of securities among bidders would be based in whole or in part on the results of the Internet or other electronic bidding process or auction.

We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may have to make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we may offer, other than common stock, will represent new classes or series of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so, and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in over-allotment, stabilizing or short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of an over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. These activities may cause the price of the securities to be higher than it would otherwise be. If commenced, these activities may be discontinued at any time.

Any underwriters or agents that are qualified market makers on NASDAQ may engage in passive market making transactions in the common stock on NASDAQ in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Regulation M may restrict the ability of any person engaged in the distribution of securities to engage in market-making activities for the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities for the securities.

In compliance with guidelines of the Financial Industry Regulatory Authority (“FINRA”), the maximum compensation or discount to be received by any FINRA member or independent broker or dealer in a transaction subject to such guidelines may not exceed specified limits determined by FINRA.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a more specific plan of distribution.

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LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Ellenoff Grossman & Schole LLP, 1345 Avenue of Americas, 11th Floor, New York, NY 10105. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to our Annual Report on Form 10-K for the years ended March 31, 2018 and 2017, as amended, have been so incorporated in reliance upon the reports of Friedman LLP and ZH CPA, LLC (formerly ZH CPA LLP), respectively, each an independent registered public accounting firm, given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules of the SEC. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus or incorporated by reference concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed or incorporated by reference as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement contained in this prospectus or incorporated by reference concerning the contents of a contract or document filed as an exhibit is qualified in all respects by the contents of the filed exhibit.

We file our registration statements, as well as periodic reports, proxy and information statements and other information, with the SEC. Our registration statements, periodic reports, proxy statements and other information are available for inspection and copying at the SEC’s public reference room and on the SEC’s website at http://www.sec.gov, where the SEC maintains a collection of registration statements, periodic reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate into this prospectus by reference the reports and other documents we file with it, which means that we can disclose important information to you by referring you to those reports and other documents. The information incorporated into this prospectus by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference into this prospectus. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the related offering, including all filings made after the date of the filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, except as to any portion of any future report or other document that is not deemed filed under such provisions:

•	our Annual Report on Form 10-K for the year ended March 31, 2018, as filed with the SEC on June 29, 2018 and Amendment No. 1 to our Annual Report on Form 10-K/A for the year ended March 31, 2018, filed with the SEC on March 19, 2019;
•	our Quarterly Reports on Form 10-Q filed with the SEC for the quarters ended December 31, 2018, September 30, 2018 and June 30, 2018, as filed with the SEC on February 19, 2019, November 14, 2018 and August 14, 2018, respectively;
•	our Definitive Proxy Statement on Schedule 14A, as filed with the SEC on September 28, 2018;
•	our Current Reports on Form 8-K filed with the SEC on November 28, 2018, November 13, 2018, September 20, 2018, August 3, 2018, April 20, 2018, April 12, 2018 and April 10, 2018;
•	the description of our securities contained in Amendment No. 7 to the Company’s Registration Statement on Form S-1 filed on March 14, 2018; and

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•	any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the related offering, including all filings made after the date of the filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement, except as to any portion of any future report or other document that is not deemed filed under such provisions.

We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus, including any exhibits to those documents. You should direct any requests for documents to us at 16F, Shihao Square, Middle Jiannan Blvd., High-Tech Zone, Chengdu, Sichuan, People’s Republic of China 610000, telephone: +86 28 61554399.

You also may access these filings on our website at http://www.senmiaotech.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

Any statement contained in a document incorporated or deemed to be incorporated by reference will be deemed modified, superseded or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in a later-filed document that is incorporated or deemed to be incorporated by reference modifies, supersedes or replaces such statement.

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SENMIAO TECHNOLOGY LIMITED

1,781,361 Shares of Common Stock

Series A Warrants to Purchase up to 1,336,021 Shares of Common Stock

Series B Warrants to Purchase up to 1,116,320 Shares of Common Stock

PROSPECTUS SUPPLEMENT

June 20, 2019